UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒         Definitive Proxy Statement

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☐         Soliciting Material under §240.14a-12

ORCHID ISLAND CAPITAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3305 Flamingo Drive
Vero Beach, Florida 32963

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2026

Dear Stockholder:

The 2026 Annual Meeting of Stockholders of Orchid Island Capital, Inc., a Maryland corporation, will be held at our principal executive office, located at 3305 Flamingo Drive, Vero Beach, Florida on June 9, 2026, at 8:30 a.m., Eastern Time, for the following purposes:

1. To elect six directors, each to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified;

2. To ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2026;

3. To approve, by a non-binding vote, our executive compensation;

4. To approve, by a non-binding vote, the frequency of future stockholder advisory votes about our executive compensation; and

5. To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 9, 2026 as the record date for the annual meeting. Only holders of record of our common stock, $0.01 par value per share, as of that date are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the annual meeting will be available at the annual meeting.

Your vote is very important. We urge you to authorize a proxy to vote your shares electronically via the Internet, by telephone or by completing and returning your proxy card as soon as possible so that your shares will be voted or counted on the proposals in this proxy statement, whether or not you plan on attending the annual meeting. We are pleased to use the “notice and access” method of providing proxy materials to our stockholders over the Internet. We believe this method will expedite stockholders’ receipt of proxy materials, lower the costs associated with the annual meeting and conserve natural resources. On or about April 27, 2026, we will mail, or electronically deliver to those who have consented, a notice of Internet availability of proxy materials (the “Notice of Internet Availability”), which will indicate how to access our proxy materials, as well as how to request a paper copy. Voting instructions are printed on your proxy card and included in the Notice of Internet Availability and in our Proxy Statement. Any person giving a proxy has the power to revoke it at any time prior to the meeting, and stockholders who are present at the annual meeting may withdraw their proxies and vote during the annual meeting.

Admission to the annual meeting will be by admission ticket only. If you are a stockholder of record and plan to attend, tear off the admission ticket from the top half of your proxy card and bring it and a photo ID with you so that you may gain admission to the meeting. If your shares are held through a broker, please contact your broker and request that the broker obtain an admission ticket for you or provide you with evidence of your share ownership, which will gain you admission to the annual meeting.

By Order of the Board of Directors,

Robert E. Cauley

Chairman of the Board and CEO

Vero Beach, Florida

April 27, 2026

ORCHID ISLAND CAPITAL, INC.
3305 Flamingo Drive
Vero Beach, Florida 32963
(772) 231-1400

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2026

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Orchid Island Capital, Inc., a Maryland corporation, for use at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 9, 2026, at 8:30 a.m. Eastern Time at the principal executive office of Orchid Island Capital, Inc., 3305 Flamingo Drive, Vero Beach, Florida 32963, and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournments or postponements to the meeting. Unless the context requires otherwise, references in this proxy statement to “ORC,” “our company,” “we,” “us” and the “Company” refer to Orchid Island Capital, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2026:

The Notice of Internet Availability will be first mailed, or electronically delivered to those who have consented, on or about April 27, 2026 to stockholders of record as of the close of business on the record date. This notice of annual meeting, proxy statement and our annual report to stockholders, which includes our annual report on Form 10-K with audited financial statements for the year ended December 31, 2025 (our “2025 Annual Report”), and any amendments or supplements to the foregoing material that is required to be furnished to stockholders are available on the Internet at proxyvote.com and https://ir.orchidislandcapital.com.

At the Annual Meeting, action will be taken to:

(i) elect six directors, each to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified;

(ii) ratify the appointment of BDO USA, P.C. (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

(iii) approve, by a non-binding vote, our executive compensation; and

(iv) approve, by a non-binding vote, the frequency of future stockholder advisory votes about our executive compensation.

At the discretion of the proxy holders, proxies may be voted on any other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

PROXY STATEMENT SUMMARY

This summary highlights certain information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

Our Company

Orchid Island Capital, Inc., a Maryland corporation (“Orchid,” the “Company,” “we” or “us”), is a specialty finance company that invests in residential mortgage-backed securities (“RMBS”). The principal and interest payments of these RMBS are guaranteed by the Federal National Mortgage Association (“Fannie Mae”), the Federal Home Loan Mortgage Corporation (“Freddie Mac”) or the Government National Mortgage Association (“Ginnie Mae” and, collectively with Fannie Mae and Freddie Mac, the “GSEs”) and are backed primarily by single-family residential mortgage loans. We refer to these types of RMBS as “Agency RMBS.” Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS, such as mortgage pass through certificates and collateralized mortgage obligations issued by the GSEs, and (ii) structured Agency RMBS, such as interest only securities, inverse interest only securities and principal only securities, among other types of structured Agency RMBS. We are organized and conduct our operations to qualify to be taxed as a real estate investment trust (a “REIT”) for U.S. federal income tax purposes.

ITEMS OF BUSINESS AND VOTING RECOMMENDATIONS

Items for Vote	Board Recommendation
1. Elect the six directors named in this proxy statement	FOR all nominees
2. Ratify the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for 2026	FOR
3. Approve, by a non-binding vote, the overall executive compensation philosophy as described in the “Executive Compensation” section of this proxy statement	FOR
4. Approve, by a non-binding vote, “every one year” as the frequency of advisory votes on executive compensation	FOR

Stockholders may be asked to consider any other business properly brought before the meeting or any adjournment or postponement thereof. The Board is not aware of any other business that might be brought before the meeting.

VOTING AND ADMISSION TO 2026 ANNUAL MEETING OF STOCKHOLDERS

Voting. Stockholders as of the record date, April 9, 2026, will be entitled to vote. Each share of common stock outstanding on the record date is entitled to one vote for each share of our common stock held.

Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible by:

INTERNET	TELEPHONE	MAIL

Check your Notice of Internet Availability or proxy card for the web address of our Internet voting site and toll-free telephone voting number.

Each stockholder’s vote is important. Please submit your vote and proxy via the Internet, by telephone, or complete, sign, date and return your proxy or voting instruction form.

CORPORATE GOVERNANCE PRACTICES AND STOCKHOLDER OUTREACH

Corporate Governance Highlights

●	Held 17 Board meetings in 2025.

●	Independent directors met in executive sessions.

●	All director nominees serve on no more than three public company boards.

●	Minimum Stock Ownership Guidelines. We have robust stock ownership and retention policies for our directors and executive officers.

●	Policy Prohibiting Pledging and Hedging. Directors and executive officers are prohibited from engaging in short-selling, pledging, or hedging transactions in the Company’s securities.

●	Insider Trading Policy. The Company’s directors, officers and certain other covered persons are prohibited from illegally trading in Company securities and related derivative securities while aware of material non-public information about the Company or its securities. Additionally, certain individuals are prohibited from trading securities during various times throughout the year, and certain individuals must receive preclearance from our Secretary prior to trading.

●	Compensation “Clawback” Policy. Incentive-based compensation paid to executive officers is subject to recoupment if the Company is required to prepare a Restatement (as defined herein).

●

Bylaw Amendments. The Company's stockholders, in addition to the Board, have the power to alter, amend or repeal our bylaws and to make new bylaw provisions, in each case by the affirmative vote of the holders of a majority of the shares of common stock in the Company then outstanding and entitled to vote on the proposed amendment.

●	One-third of our directors are women.

●	Director Education and Evaluation. Board members and senior management attend seminars or presentations by industry experts covering accounting, corporate governance and legal issues. Additionally, the Company’s directors conduct annual Board and Committee self-evaluations.

●	Management Oversight. The Company annually reviews the Manager’s performance and compensation, as well as the succession planning for senior management. Additionally, the Company conducts an annual non-binding vote of the stockholders approving executive compensation.

●

Internalized certain repurchase agreement trading, clearing and related administrative services, which provide the Company greater control over these processes and enhance risk oversight over these functions.

●	In consultation with our third-party cybersecurity advisor, we prepared an Information Security Incident Response Plan as part of our continuing efforts to mitigate and manage the Company's risks.

●	The Company does not maintain a “poison pill” or stockholder rights plan which would have the effect of preventing a fundamental transaction otherwise in the interest of the stockholders.

Director Elections

●	Annual election of all directors.

●

Majority Vote and Director Resignation Policy. The voting standard for director elections is a majority voting standard in uncontested elections, with a director resignation policy whereby incumbent directors who fail to receive a majority of the votes cast are required to tender a letter of resignation to the Board.

Board Independence

●	Four of six director nominees are independent.

●	All Board committees consist solely of independent directors.

●	Lead Independent Director – Frank P. Filipps.

●	Two independent director nominees have been determined to be “audit committee financial experts.”

Stockholder Outreach

●

We have continued our stockholder outreach efforts and intend to expand our stockholder outreach efforts further in the future. In response to stockholder feedback, and in line with our ongoing evaluation of our corporate governance practices and commitment to improved transparency, in the past several years we have adopted several enhancements to our corporate governance and added enhanced disclosure to our proxy statement.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”) ACHIEVEMENTS AND HIGHLIGHTS

The Company views effective oversight and management of ESG issues and their associated risks by the full Board as important to the execution of its business and to its success. We seek to drive financial performance while engaging in environmentally and socially responsible business practices grounded in sound corporate governance. We believe that disclosure regarding our ESG practices allows our stockholders to see our company holistically and understand our approach to risk management, long term returns and engagement with stakeholders. Although we have a limited ability to directly influence macro societal issues because we have only one office and no employees and only invest in Agency RMBS, we continue to seek to manage our business in a way that provides positive financial, environmental and social outcomes for our stakeholders, while overseeing and managing risks to our business.

Environmental Initiatives

Due to the nature of our business, our operations have a relatively small greenhouse gas footprint as compared to many industries. The Company has undertaken a number of initiatives that are designed to conserve energy and reduce waste in an effort to minimize the negative impact of our operations on the environment. While recognizing the relatively modest impacts our operations have on the environment, we seek to make improvements with operational efficiencies and reduce waste where practicable. Initiatives we pursue include collecting and sending recyclable office materials to recycling facilities, using reusable dinnerware and pursuing electricity efficiency in our office operations.

Socially Conscious

The Company is proud of our role in supporting home ownership in the United States. We play an integral role in providing permanent financing for residential mortgages originated for American homeowners across the United States. Home ownership has long been considered to be an important way for individuals to create wealth and develop strong communities. As of December 31, 2025, the Company owned Agency RMBS backed by 33,228 home loans and owned a partial interest in Agency RMBS backed by 31,770 more home loans. Of these loans approximately 25.4% were made to first time home buyers. Approximately 96.3% of our assets are backed by loans made to Americans with GSE conforming loan sizes, homeowners who make up the backbone of the American economy.

The employees of Bimini Advisors, LLC, the Company's manager (our "Manager") drive our success and we are committed to investing in their professional and personal development. We encourage our Manager to create a dynamic environment where all of its employees can achieve and contribute. The employees of our Manager enjoy what we believe are excellent subsidized health and wellness benefits, reimbursed professional training and development, on-site food and beverages and telecommuting opportunities.

Governance Highlights

We are committed to sound corporate governance, which strengthens the accountability of our Board and promotes the long-term interests of our stockholders. We believe that our corporate governance standards and policies yield honest, transparent and accountable directors and executive officers. The summary below highlights our Board and leadership practices and notable stockholder rights, as further discussed below.

● Two-thirds of directors are independent
● All Board committees are composed of independent directors
● Independent directors conduct executive sessions
● Lead Independent Director
● Directors maintain open communication and strong working relationships among themselves and regular access to management
● Directors conduct robust annual Board and committee self-assessment process
● Directors and executives adhere to minimum stock ownership guidelines
● Executives are prohibited from pledging, hedging or engaging in short sales involving our securities
● Executives are subject to a clawback policy ● No stockholder rights plan or “poison pill”
● Majority voting for the uncontested election of directors where directors are elected by a majority of the votes cast
● Stockholders have the right to amend bylaws
● All directors elected annually
● Annual say-on-pay voting

●         Stockholder engagement efforts

●         Annual review of succession planning for senior management

●         Annual review of our Manager's performance and compensation

●         Two Audit Committee financial experts

●         Board members and senior management attend seminars or presentations conducted by industry experts covering accounting, corporate governance and legal issues

●         Company maintains a Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers and Corporate Governance Guidelines

●         Company maintains a Confidential Whistleblower Policy, Insider Trading Policy and Related Party Transaction Policy

●         Company maintains an Information Security Incident Response Plan

Governance Documents

Governance policies and other governance documents are available on the Company’s website at: https://ir.orchidislandcapital.com. The information on our website is not a part of this proxy statement.

GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

The enclosed proxy is solicited by and on behalf of our Board. We will bear the expense of soliciting proxies for the Annual Meeting, including the mailing cost. In addition to solicitation by mail, our officers or an agent of our designation may solicit proxies from stockholders by telephone, e-mail, facsimile or personal interview. Our officers receive no additional compensation for such services. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding our proxy materials to beneficial owners of our common stock.

Voting Securities

The Board of Directors has fixed the close of business on April 9, 2026 as the record date (the “Record Date”) for determining the holders of our common stock entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. On the Record Date, there were 199,700,226 shares of our common stock outstanding. Only common stockholders of record on the Record Date are entitled to vote at the Annual Meeting, and such stockholders will be entitled to one vote for each share of our common stock held, which may be given in person or by proxy duly authorized in writing by mail, telephone or Internet.

Voting

If you hold shares of our common stock in your own name as a holder of record, you may instruct the proxies to vote your shares through any of the following methods:

By Telephone or the Internet: Common stockholders can vote their shares via telephone or the Internet as instructed in the proxy card.

By Mail: A common stockholder may elect to vote by mail and should complete, sign and date the proxy card and mail it in the pre-addressed envelope that accompanies the delivery of the proxy card. For common stockholders of record, proxy cards submitted by mail must be received by the date and time of the Annual Meeting. For common stockholders that hold their shares through an intermediary, such as a broker, bank or other nominee, the voting instruction form submitted by mail must be mailed by the deadline imposed by your bank, broker or other agent for your shares to be voted.

In Person: Shares of common stock held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares of common stock held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a “legal” proxy from the broker or other agent that holds your shares giving you the right to vote the shares and bring that “legal” proxy to the meeting.

Quorum

A quorum will be present at the Annual Meeting if the holders of a majority of the outstanding shares entitled to vote are present, in person or by proxy. If you have returned valid voting instructions or if you hold your shares in your own name as a holder of record and attend the Annual Meeting in person with your proxy, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the Annual Meeting may be postponed or adjourned until a quorum has been obtained. Because there were 199,700,226 eligible votes as of the Record Date, we will need at least 99,850,114 votes present in person or by proxy at the Annual Meeting for a quorum to exist.

Abstentions and “Broker Non-Votes”

A “broker non-vote” occurs when a broker, bank or other nominee holding shares of common stock on your behalf votes the shares on some matters but not others because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Pursuant to Maryland law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum.

Under the rules of the New York Stock Exchange (the “NYSE”), brokerage firms may have the discretionary authority to vote their customers’ shares on certain routine matters for which they do not receive voting instructions, including the ratification of the independent registered public accounting firm. The other proposals included in this proxy statement are not considered “routine” matters, and therefore brokers holding shares beneficially owned by their clients do not have the ability to cast votes, unless the brokers have received instructions from the beneficial owners of the shares. As a result, it is important that you provide instructions to your broker so that your shares will be counted in those matters.

Vote Required to Approve an Item of Business

Election of Directors (Proposal 1). The affirmative vote of a majority of all of the votes cast at a meeting of stockholders duly called and at which a quorum is present is necessary for the election of directors. For purposes of Proposal 1, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Ratification of Appointment of BDO (Proposal 2). The affirmative vote of a majority of all of the votes cast at a meeting of stockholders duly called and at which a quorum is present is required to ratify the appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2026. For purposes of the vote on Proposal 2, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

Approval of our Executive Compensation (Proposal 3). The affirmative vote of a majority of all of the votes cast at a meeting of stockholders duly called and at which a quorum is present is required to approve, by a non-binding vote, our executive compensation. For purposes of the vote on Proposal 3, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Approval of the Frequency of Future Stockholder Advisory Votes on Executive Compensation (Proposal 4). The option (every one, two or three years) receiving the greatest number of “for” votes will be considered the frequency recommended by stockholders at a meeting of stockholders duly called and at which a quorum is present. For purposes of the vote on Proposal 4, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

If you sign and return your proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board.

Right to Revoke Proxy

You have the right to revoke your proxy at any time before the Annual Meeting. If you are a holder of record, you may contact our corporate secretary and request that another proxy card be sent to you. Alternatively, you may use the Internet or the telephone to authorize a new proxy and revoke your old proxy, even if you previously mailed in a proxy card. The latest-dated, properly completed proxy that you submit, whether through the Internet, by telephone or by mail, will count as your vote. Please note that if you submit a later proxy authorization by mail, your reauthorization will not be effective unless it is received by our corporate secretary prior to the start of the Annual Meeting. Attendance at the Annual Meeting will not by itself constitute revocation of a previously submitted, properly completed proxy. If your shares are held in street name, you must contact your bank, broker or other nominee and follow their procedures for changing your vote instructions.

PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to our corporate charter, holders of our common stock elect each of the members of the Board of Directors annually. The Board has set six directors as the number to be elected at the Annual Meeting and has nominated the individuals named below. All nominees are currently directors of the Company and have been previously elected by our stockholders. Each nominee has been nominated by the Nominating and Corporate Governance Committee of the Board of Directors, in accordance with our bylaws, to stand for re-election at the Annual Meeting and to hold office until our annual meeting to be held in 2027 and until his or her successor is duly elected and qualified. It is expected that each of the nominees will be able to serve, but if any such nominee is unable to serve for any reason, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees. A common stockholder using the enclosed form of proxy can vote for or against any or all of the nominees or may abstain from voting for any or all of the nominees.

We believe that all of our director nominees possess the personal and professional qualifications necessary to serve as a member of our Board of Directors. Our directors have been evaluated by the Nominating and Corporate Governance Committee pursuant to the guidelines described below under “Nominating and Corporate Governance Committee,” and the determination was made that each of them fulfills and exceeds the qualities that we look for in members of our Board of Directors. Messrs. Cauley and Haas are affiliates of our Manager. The Board has determined that each of our director nominees, other than Messrs. Cauley and Haas, is an independent director as discussed below under “Director Independence.”

The information set forth below is current as of April 27, 2026 with respect to each nominee for election at the Annual Meeting. The business address of each nominee is Orchid Island Capital, Inc., 3305 Flamingo Dr., Vero Beach, Florida 32963. We have highlighted specific attributes for each Board member below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF ALL DIRECTOR NOMINEES.

NOMINEES FOR DIRECTOR

ROBERT E. CAULEY, CFA Chairman, President and Chief Executive Officer Director since August 2010 Age 67	Mr. Cauley has been our Chairman, President and Chief Executive Officer (“CEO”) since August 2010 and is the President, Chairman and CEO of our Manager. Mr. Cauley co-founded Bimini Capital Management, Inc. (“Bimini”) in 2003 and has served as its CEO and Chairman of the Board of Directors since April 2008. He served as Vice-Chairman, Chief Financial Officer and Chief Investment Officer prior to April 2008. Prior to co-founding Bimini in 2003, Mr. Cauley was a vice president and portfolio manager at Federated Investors in Pittsburgh from 1996 to 2003. Prior to 1996, Mr. Cauley was a member of the ABS/MBS structuring desk at Lehman Brothers from 1994 to 1996 and a credit analyst at Barclays Bank, PLC from 1992 to 1994. Mr. Cauley is a CPA (inactive status) and served in the United States Marine Corps for four years. We believe that Mr. Cauley adds significant value to the Company and should continue to serve as a member of our Board of Directors due to his experience managing a publicly-traded REIT and his career as a RMBS portfolio manager.

GEORGE H. HAAS, IV Chief Financial Officer and Chief Investment Officer Director since August 2010 Age 49

Mr. Haas has been our Chief Financial Officer and Chief Investment Officer since August 2010 and has served on our Board of Directors since August 2010. Mr. Haas is the Chief Investment Officer and Chief Financial Officer of our Manager. Mr. Haas has been the President, Chief Investment Officer and Chief Financial Officer of Bimini since April 2008. Prior to assuming those roles with Bimini, he was Bimini’s Senior Vice President and Head of Research and Trading. Mr. Haas joined Bimini in May 2004 as Vice President and Head of Mortgage Research and became a director of Bimini in January 2024. He has over 23 years of experience in the mortgage industry and has managed trading operations for the portfolio since his arrival in May 2004. Mr. Haas has approximately 14 years of experience as a member of senior management of a publicly-traded REIT. He has also been a member of the Board of Managers of Royal Palm Capital, LLC since 2007. Prior to joining Bimini, Mr. Haas worked in the mortgage industry at both National City Mortgage and Homeside Lending, Inc. We believe that Mr. Haas adds significant value to the Company and should continue to serve as a member of our Board of Directors due to his experience as the Chief Financial Officer of a publicly-traded REIT and his experience in the mortgage industry.

W COLEMAN BITTING Director since February 2013 Age 60	Mr. Bitting has maintained a private consulting practice focused on REITs since July 2007. Mr. Bitting was a Founding Partner and Head of Corporate Finance at Flagstone Securities (“Flagstone”), a leading investment bank that specialized in mortgage REITs and finance companies, from 2000 to February 2007. Flagstone managed more than 40 equity offerings raising more than $5 billion of equity capital. Flagstone helped clients build investment and liability management practices. Prior to Flagstone, Mr. Bitting held senior equity research positions at Stifel, Nicholas & Co. Inc. and Kidder, Peabody & Co., Inc. Due to his significant capital markets experience and experience analyzing and advising REITs, we believe Mr. Bitting adds significant value to the Company and should continue to serve as a member of our Board of Directors.

FRANK P. FILIPPS Director since February 2013 Age 78

From 2005 to July 2008, Mr. Filipps served as the Chairman and Chief Executive Officer of Clayton Holdings, Inc., a mortgage services company, leading it through its initial public offering and listing on the Nasdaq, as well as its subsequent sale. Prior to that, Mr. Filipps was employed by the Radian Group, Inc., spending two years as Senior Vice President and Chief Financial Officer, one year as Executive Vice President and Chief Operating Officer and 10 years as Chairman and Chief Executive Officer. In his time with the Radian Group, Inc., Mr. Filipps led the company through its initial public offering and listing on the NYSE. Prior to his tenure with the Radian Group, Inc., Mr. Filipps spent 17 years with American International Group, Inc. (“AIG”) (NYSE: AIG), where he held multiple Vice President-level positions and was the President, Chief Executive Officer and founder of AIG Capital Corporation, the first non-insurance financial company within AIG, which focused on interest rate swaps, foreign exchange and equity arbitrage and leveraged buyout bridge financing. Mr. Filipps served as a director and the chair of the audit committee of Impac Mortgage Holdings, Inc. (NYSE Amex: IMH) from 1995 to 2024, as a director of Primus Guaranty, Ltd. (NYSE: PRSG) from 2002 through 2014 and as chair of its compensation committee from 2002 to 2006 and its nominating and corporate governance committee from 2007 to 2011. Mr. Filipps also served as a director of Ready Capital Corporation (f/k/a Sutherland Asset Management Corp.) (NYSE: RC) from 2014 to 2024, and as chair of its audit committee from 2016 to 2024. He also served as a director and chairman of the governance committee of Fortegra Financial Corp. (NYSE: FRF) from 2010 through 2014 and as chair of its nominating and governance committee from 2010 to 2011 and its compensation committee from 2012 through 2014. Due to his financial and business expertise, diversified management background, extensive experience with real estate-related and mortgage services companies, and experience as a director of other public companies, we believe Mr. Filipps adds significant value to the Company and should continue to serve as a member of our Board of Directors.

AVA L. PARKER Director since February 2013 Age 63	Since 2015, Ms. Parker has served as the president of Palm Beach State College, which serves over 40,000 students annually and offers Bachelor’s and Associate’s degrees, and awards technical certificates. She is its fifth president and its first female president. From 2002 to 2015, she served as the Executive Vice President and Chief Operating Officer of Florida Polytechnic University. Since March 30, 2022, Ms. Parker has served as a member of the Board of Directors of MasTec, Inc. (NYSE: MTZ), a publicly traded infrastructure construction company. She has served as a member of the Executive Committee of the American Association of Community Colleges (“AACC”) since 2021, and as a director of AACC since 2020. Ms. Parker served as Chair of the Board of Directors of AACC from 2023 to 2024. She also served as Chair of AACC’s Committee on Audit and Finance from 2021 to 2023. Ms. Parker also served as a director of Professional Holding Corp. (Nasdaq: PFHD) from 2020 through 2023. From 2006 to 2015, Ms. Parker served as a member of the Board of Directors of the Jacksonville Transportation, where she served as Chairman from 2009 to 2010. From 2010 to 2012, Ms. Parker served as Chair of the State of Florida Board of Governors of the State University System, where she also served as a Board member from 2002 to 2012. From 2002 to 2015, Ms. Parker also served as the President of Linking Solutions, Inc., which provided training, technical support and program management services in the public and private sectors. From 2001 to 2015, Ms. Parker was a partner in the law firm of Lawrence & Parker, PA, where she served as bond counsel and underwriter’s counsel in connection with municipal finance transactions as well as assisted for-profit and not-for-profit clients with corporate organization, development and interpretation of contracts and litigation issues. Due to her experience as an executive, her leadership on several private, state and municipal boards, and her experience with complex financial transactions and corporate counseling, we believe Ms. Parker adds significant value to the Company and should continue to serve as a member of our Board of Directors.

PAULA MORABITO Director since December 2017 Age 70

Ms. Morabito was an audit partner at Ernst & Young, LLP, where she served as a Real Estate, Hospitality and Construction Leader of the Southeast Region, a position she held from 2007 through her retirement in 2016. Ms. Morabito had been with Ernst & Young, LLP for over 25 years and held various leadership positions in the organization, serving on both the Southeast Region Assurance Operating Committee and the Real Estate Operating Committee during her tenure. Ms. Morabito currently serves as a consultant with Morabito Consulting LLC. Due to the insight she brings from approximately 35 years of experience and leadership in the accounting and real estate finance industry, we believe Ms. Morabito adds significant value to the Company and should continue to serve as a member of our Board of Directors.

The table below reflects some of the key skills that our Board has identified as particularly valuable to the effective oversight of the Company and the execution of our corporate strategy, along with the average of each director’s personal assessment of the level of experience in each category.

Personal Skills Assessment: (1 = Little or No Experience, 3 = Moderate Proficiency, 5 = Extensive)
Category	Average
Mortgage Industry Experience	4.50
REIT Industry Experience	5.00
Senior Leadership Experience	5.00
Experience as a public company officer	4.17
Experience as a member of other public company boards	4.33
Experience with capital markets transactions	4.50
Experience working with government, regulatory and legal matters	4.33
Experience with investor relations or stockholder outreach	4.17
Experience with technology and cybersecurity	3.83
Experience with financial reporting and accounting	4.67
Experience with M&A transactions	4.67
Experience with Environmental, Social and Governance matters	4.00
Experience with Human Capital Management and compensation matters	4.67
Experience with risk oversight and management	5.00

CORPORATE GOVERNANCE

We believe that we have implemented effective corporate governance policies and observe good corporate governance procedures and practices. We have adopted a number of written policies, including corporate governance guidelines, a code of business conduct and ethics, a code of ethics for senior financial officers, a whistleblower policy and charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. These written policies can be found on our website at https://ir.orchidislandcapital.com.

As part of our ongoing efforts to review and evaluate our corporate governance, we have adopted or updated several corporate governance improvements in the past several years. Below is a summary of certain of our corporate governance procedures and practices:

●	Risk Oversight Disclosure. We have included enhanced disclosure in our proxy statement about the Board’s oversight of the Company’s risks.

●	Director Personal Skills Assessment. We have included quantifiable disclosure in this proxy statement regarding the personal skills of our directors.

●

Information Technology Disclosure and Cybersecurity Risk Management. We have included enhanced disclosure in our proxy statement about our information technology systems, the Board’s oversight role in cybersecurity and the Company’s efforts to mitigate security breaches. In consultation with our third-party cybersecurity advisor, we prepared an Information Security Incident Response Plan as part of our continuing efforts to mitigate and manage the Company's risks.

●	ESG Disclosure. We have included disclosure in our proxy statement about our ESG achievements and highlights.

●

Majority Vote and Director Resignation Policy. We have changed the voting standard for director elections from a plurality voting standard to a majority voting standard in uncontested elections and adopted a director resignation policy, whereby incumbent directors who fail to receive a majority of the votes cast are required to promptly tender a letter of resignation to the Board.

●

Bylaw Amendments. We have changed our bylaws so that the power to alter, amend or repeal the Company’s bylaws is no longer vested exclusively with the Board. The Company’s stockholders, in addition to the Board, now have the power to alter, amend or repeal the bylaws and to make new bylaw provisions, in each case by the affirmative vote of the holders of a majority of the shares of common stock in the Company then outstanding and entitled to vote on the proposed amendment.

●	Compensation “Clawback” Policy. Incentive-based compensation paid to executive officers is subject to recoupment if the Company is required to prepare a Restatement (as defined herein).

●

Insider Trading Policy. The Company’s directors, officers and certain other covered persons are prohibited from illegally trading in Company securities and related derivative securities while aware of material non-public information about the Company or its securities. Additionally, certain individuals are prohibited from trading securities during various times throughout the year, and certain individuals must receive preclearance from our Secretary prior to trading.

●	Minimum Stock Ownership Guidelines. We have adopted robust stock ownership and retention policies for our directors and executive officers.

●	Policy Prohibiting Pledging and Hedging. Directors and executive officers are prohibited from engaging in short-selling, pledging, or hedging transactions in the Company’s securities.

Stockholder Outreach

We have continued our stockholder outreach efforts and intend to expand our stockholder outreach efforts further in the future. In response to stockholder feedback, and in line with our ongoing evaluation of our corporate governance practices and commitment to improved transparency, in the past several years we have adopted several enhancements to our corporate governance and added enhanced disclosure to our proxy statement. The Company looks forward to continuing to find innovative ways to engage with its stockholders.

Board of Directors Composition

Our business and affairs are managed under the direction of our Board of Directors. Members of our Board of Directors are kept informed of our business through discussions with our chairman, CEO and other officers, by reviewing materials provided to them, and participating in regular meetings of our Board of Directors and its committees. The Board of Directors is currently composed of six directors, all of whom stand for election annually. The Board of Directors is elected by our stockholders to oversee management of the Company.

During the year ended December 31, 2025, our Board of Directors held 17 meetings. Each director standing for election attended more than 75 percent of the meetings of our Board of Directors and committees on which he or she served that were held during the period for which such person was a director. Directors are expected to attend all meetings of the Board, meetings of committees on which they serve, and annual meetings of stockholders. All of our directors attended the 2025 annual meeting, and all of our directors are expected to attend the Annual Meeting this year.

Director Independence

The NYSE Listed Company Manual outlines the requirements for a director to be deemed independent by the NYSE, including the requirement that our Board affirmatively determine that each of our directors has no material relationship with us that would impair their independence. Our Board of Directors has reviewed both direct and indirect transactions and relationships that each of our directors had or maintained with us and our management. Our Board of Directors affirmatively determined that four of our current directors are independent directors under the NYSE Listed Company Manual based upon the fact that they did not have any material relationships with us other than as directors and holders of our securities. Our current independent directors are W Coleman Bitting, Frank P. Filipps, Paula Morabito and Ava L. Parker. Robert E. Cauley and George H. Haas, IV are not considered independent because they are employees of Bimini, which is the sole member of our Manager. Therefore, our Board of Directors is comprised of a majority of independent directors.

Board Diversity

We do not have a formal policy about diversity, but the Nominating and Corporate Governance Committee does consider certain types of diversity when nominating director candidates to the Board, including differences of viewpoint, professional experience, education, skill, and other personal qualities and attributes.

Board Meetings and Committees

The Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The charter of each Board committee is available on the Corporate Governance section of our website at https://ir.orchidislandcapital.com and will be made available in print to any stockholder upon written request delivered to our corporate secretary at Orchid Island Capital, Inc., 3305 Flamingo Drive, Vero Beach, Florida 32963.

The following table reflects the composition of each of the Board of Director’s standing committees as of April 27, 2026 and the number of meetings held during 2025.

	Audit	Compensation	Nominating and Corporate Governance
W Coleman Bitting
Frank P. Filipps
Paula Morabito
Ava L. Parker
Number of Meetings	11	7	5

Chair of Committee
Member of Committee

Audit Committee

Ms. Morabito chairs our Audit Committee. The Board of Directors has determined that each of Mr. Filipps and Ms. Morabito qualifies as an “audit committee financial expert,” as that term is defined by Item 407(d)(5)(ii) of Regulation S-K. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and able to read and understand fundamental financial statements. The Board of Directors has also determined that each of Mr. Bitting, Mr. Filipps and Ms. Morabito are independent as defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as defined in the NYSE Listed Company Manual and our Corporate Governance Guidelines. The Audit Committee assists our Board of Directors in overseeing:

●	our accounting and financial reporting processes;

●	the integrity and audits of our financial statements;

●	our compliance with legal and regulatory requirements;

●	the qualifications and independence of our independent registered public accounting firm; and

●	the performance of our independent registered public accounting firm and any internal auditors.

The Audit Committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee’s purpose and responsibilities are more fully set forth in the Audit Committee charter, which is available in the Corporate Governance section of our website at https://ir.orchidislandcapital.com.

Compensation Committee

Mr. Bitting chairs our Compensation Committee. The Compensation Committee exercises all powers delegated to it by the Board of Directors in connection with compensation matters, which include reviewing our overall executive officer and director compensation structure, policies and programs, making determinations as to appropriate levels of executive officer compensation, administering the issuance of any equity awards and making recommendations to the Board of Directors with respect to our incentive compensation plans and equity-based plans and other compensation-related matters. Our Compensation Committee may designate a sub-committee of at least one member to address specific issues on behalf of the committee. The Compensation Committee’s purpose and responsibilities are more fully set forth in the Compensation Committee charter, which is available in the Corporate Governance section of our website at https://ir.orchidislandcapital.com.

Nominating and Corporate Governance Committee

Ms. Parker chairs the Nominating and Corporate Governance Committee, which is responsible for seeking, considering and recommending to our full Board of Directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the Annual Meeting. It also periodically prepares and submits the committee’s selection criteria for director nominees to our Board of Directors for adoption. It reviews and makes recommendations on matters involving the general operation of our Board of Directors and our corporate governance, and annually recommends to our Board of Directors nominees for each committee of our Board of Directors. In addition, the committee annually facilitates the assessment of our Board of Directors’ performance as a whole and of the individual directors and reports thereon to our Board of Directors.

Before each annual meeting of stockholders, the Nominating and Corporate Governance Committee considers the nomination of all directors whose terms expire at the next annual meeting of stockholders and also will consider new candidates whenever there is a vacancy on the Board or whenever a vacancy is anticipated due to a change in the size or composition of the Board, a retirement of a director or for any other reason. The Nominating and Corporate Governance Committee identifies director candidates based on recommendations from directors, stockholders, management and others. The committee may in the future engage the services of third-party search firms to assist in identifying or evaluating director candidates. No such firm was engaged in 2025.

Our Nominating and Corporate Governance Committee charter provides that the committee will consider nominations for membership on our Board by our stockholders, provided that the nomination complies with the applicable provisions of the Company’s Bylaws. Subject to the discretion of the Nominating and Corporate Governance Committee, we anticipate that any director candidates properly submitted to us by our stockholders will be evaluated by the Nominating and Corporate Governance Committee on the same basis as any other director candidate. See “Proposals of Stockholders.”

The Nominating and Corporate Governance Committee evaluates the effectiveness of the Board as a whole and of each individual director annually and identifies any areas in which the Board would be better served by adding new members with different skills, backgrounds or areas of experience. The Board considers director candidates, including those nominated by stockholders, based on a number of factors including: whether the Board member will be “independent,” as such term is defined by the NYSE listing standards; whether the candidate possesses the highest personal and professional ethics, integrity and values; whether the candidate contributes to the overall mix of viewpoints and experiences of the Board; and whether the candidate has an inquisitive and objective perspective, practical wisdom and mature judgment. Candidates are also evaluated on their understanding of our business, experience and willingness to devote adequate time to carrying out their duties. The Nominating and Corporate Governance Committee also monitors the mix of skills, experience and background to assure that the Board has the necessary composition to effectively perform its oversight function.

The Nominating and Corporate Governance Committee’s purpose and responsibilities are more fully set forth in the Nominating and Corporate Governance Committee charter, which is available in the Corporate Governance section of our website at https://ir.orchidislandcapital.com.

Leadership Structure

We believe that objective, independent oversight of management is central to our corporate governance, as well as execution upon our strategic objectives and alignment with the long-term interests of our stockholders.  Our current leadership structure consists of a combined Chairman of the Board and CEO position, a lead independent director, an active and involved Board of Directors, a majority of whom are independent, and Board committees chaired by independent directors. The Board of Directors believes it should maintain flexibility to select the Chairman of the Board and the CEO based on criteria and qualifications that the Board deems to be in the best interests of the Company. Robert E. Cauley holds the combined Chairman of the Board and CEO positions and leads our Board of Directors meetings. The Board believes Mr. Cauley’s extensive experience and knowledge regarding the Company’s business positions him to provide the most effective and competent leadership of the Company and the Board. As a founding officer of the Company and a co-founder of our Manager, Mr. Cauley has the familiarity and expertise to best understand opportunities and risks facing the Company, and the Board believes that he is in the best position to lead both the Company and the Board.

The Board also recognizes the importance of strong independent leadership, and therefore also has a lead independent director, Frank P. Filipps. The duties and responsibilities of the lead independent director include the following:

●

Following consultation with the Chairman and CEO and other directors, providing input into and approving Board meeting agendas and schedules, assuring that there is sufficient time for discussion of all agenda items;

●

Calling special meetings or executive sessions of the Board and calling and presiding at executive sessions or meetings of non-management or independent directors and, as appropriate, providing feedback to the Chairman and CEO and otherwise serving as a liaison between the independent directors and the Chairman;

●	Working with committee chairs to ensure coordinated coverage of Board responsibilities;

●

Facilitating communication between the Board and senior management, including advising the Chairman and CEO of the Board’s informational needs and approving the types and forms of information sent to the Board;

●	Serving as an additional point of contact for Board members and stockholders and being available for consultation and direct communication with major stockholders and other stakeholders; and

●	Staying informed about the strategy and performance of the Company and reinforcing that expectation for all Board members.

Each of the Board of Directors’ standing committees are chaired by independent directors, and in that capacity, they are able to call meetings, set agendas and direct the attention of those committees on a wide range of corporate matters. Given the nature and scope of our current operations and our small management team, the Board of Directors believes that our current leadership structure and allocation of responsibilities is appropriate while maintaining strong independence.

Board Role in Risk Oversight

The Board of Directors as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees. Management identifies and prioritizes material risks, and each prioritized risk is referred to a Board committee or the full Board for oversight.  For example, the Audit Committee oversees management of financial risks, cybersecurity risks and risks relating to potential conflicts of interest. The Compensation Committee is responsible for overseeing the management of risks relating to compensation arrangements. The Nominating and Corporate Governance Committee manages risks associated with the size, composition and independence of the Board of Directors. These committees provide reports periodically to the full Board of Directors.

The oversight responsibility of the Board of Directors and its committees is supported by management reporting processes that are designed to provide visibility to the Board of Directors about the identification, assessment and management of critical risks. These areas of focus include strategic, operational, financial and reporting, compensation, cybersecurity and information technology, ESG, legal and compliance and other risks. The management reporting process includes regular reports from the CEO, which are provided with input from the senior management team. The Board receives updates from management at each regular meeting on the Company’s performance, market conditions, and other developments, including, among other things, risks and opportunities facing the Company, as well as the strategies used to hedge the Company’s exposure to market risks, including the interest rate, spread, prepayment and other risks.  The Board periodically reviews and discusses the Company’s broader business strategy with management and in executive session. Through this regular and consistent risk communication, the Board seeks to maintain reasonable assurance that all material risks of the Company are being addressed and that the Company is fostering a risk-aware culture in which effective risk management is embedded in the business.

The Board believes an effective risk management system helps (1) timely identify the material risks that we face; (2) communicate necessary information with respect to material risks to our principal executive officer or principal financial officer and, as appropriate, to our Board or relevant Board committee or committees; (3) implement appropriate and responsive risk management strategies consistent with our risk profile; and (4) integrate risk management into management and our Board’s decision-making.

Cybersecurity

The Company, our Manager and our Board of Directors place a high priority on maintaining security over our financial information that can be accessed via the Internet and mitigating information security risks. The Company contracts with a third-party security firm to provide threat detection and conduct annual testing on our systems. This third-party security firm also provides training to our Manager’s employees, helping our Manager’s information technology team to maintain a state-of-the-art cybersecurity system and stay up to date on the latest threats and counter measures available. At least annually, our Manager has the information technology team make a formal presentation to our Board of Directors and Audit Committee to keep the Board apprised of the level of cybersecurity that exists to protect our financial information, training of the Company's officers and the Manager's employees, and the latest threats that have emerged. Our Manager’s information technology team attends continuing education seminars provided by leading security and software providers in the industry and receives timely alerts to any new viruses or cyber threats as they occur. We are not aware of any material security breach to date. Accordingly, we have not incurred any expenses over the last three years on information security breaches.

Cybersecurity Risk Oversight

The Company believes oversight of cybersecurity risk is the responsibility of the Audit Committee and the full Board. Accordingly, the Audit Committee and the Board oversee the Company’s cybersecurity risk management process. The Board considers the Company’s cybersecurity posture and risk exposure with management taking into consideration the Company’s operations and the types of data retained on its systems as part of its and the Audit Committee’s periodic review of the Company’s risk management. The Company’s primary business involves investments in Agency RMBS, which are securities backed primarily by single-family residential mortgage loans. The Company does not receive personal information on individual mortgage borrowers. The Board reviews the Company’s cybersecurity program and risk exposure with management on at least an annual basis and receives reports from management, the Manager’s information technology team, and the Company’s third-party security firm on these matters from time to time. The Board may also conduct additional cybersecurity reviews or receive additional updates or reports as it deems necessary.

Majority Vote and Director Resignation Policy

The Company’s bylaws include a majority voting standard in uncontested elections (in which a nominee is elected only if the votes cast “for” his or her election exceed the votes cast “against” his or her election). The bylaws also include a plurality voting standard in contested elections, which includes an election for which, as of the date that is fourteen (14) days in advance of the date the Company files its definitive proxy statement, there are more nominees for election than positions on the Board to be filled by that election.

Pursuant to the Company’s Corporate Governance Guidelines, which include a director resignation provision, incumbent directors who fail to receive a majority of the votes cast are required to promptly tender a letter of resignation to the Board, and the Nominating and Corporate Governance Committee of the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether any other action should be taken. Taking into account the recommendation of the Nominating and Corporate Governance Committee, the Board will determine whether to accept or reject any such resignation, or what other action should be taken within 120 days from the date of the certification of the election results, and the Company will report such decision in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”).

Bylaw Amendments

The bylaws also provide that the Company’s stockholders, in addition to the Board, shall have the power to alter, amend or repeal the bylaws and to make new bylaw provisions, in each case by the affirmative vote of the holders of a majority of the shares of common stock in the Company then outstanding and entitled to vote on the proposed amendment. Stockholders must submit proposed amendments to the Company’s bylaws in compliance with the Company’s bylaws.

Policy Prohibiting Pledging and Hedging

The Company has a Policy Prohibiting Pledging and Hedging that applies to all officers and directors of the Company and provides that such individuals are prohibited from (i) making or maintaining any pledges of securities of the Company or otherwise holding securities of the Company in a margin account, or (ii) engaging in any hedging transactions with respect to securities of the Company, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds.

Minimum Stock Ownership Guidelines

Each executive officer is required to retain an amount equal to at least 66% of the net shares received through the Company’s stock incentive plans. “Net shares” are those shares that remain after shares are sold or netted to pay the exercise price of stock options (if applicable) and withholding taxes.

Directors who are not also executive officers of the Company are required to hold shares of the Company’s common stock or deferred stock units ("DSUs") with a value equal to three times the amount of the annual cash retainer paid to directors. Directors are required to achieve the stock ownership guideline within five years of first appointment to the Board. As of  April 27, 2026, all directors have met these share ownership guidelines.

Insider Trading Policy

The Company adopted an insider trading policy governing the purchase, sale and other transactions in its securities by its directors, officers and certain other covered persons. We believe the insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards. The policy prohibits the Company’s directors, officers and certain other covered persons from illegally trading in Company securities and related derivative securities while aware of material non-public information about the Company or its securities. Additionally, certain individuals are prohibited from trading securities during various times throughout the year, and certain individuals must receive preclearance from our Secretary prior to trading. The Company’s insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025

Incentive Compensation Recoupment Policy

In accordance with NYSE listing standards implementing Rule 10D-1 under the Exchange Act (“Rule 10D-1”), the Company adopted its Incentive Compensation Recoupment Policy effective as of October 11, 2023 (the “Clawback Policy”), which replaced its prior Incentive Compensation Recoupment Policy in its entirety. The Clawback Policy applies to current and former executive officers of the Company (as defined in Rule 10D-1), including the NEOs, and will be administered by the Compensation Committee. In the event the Company is required to prepare an accounting restatement to correct material noncompliance with any financial reporting requirement under U.S. federal securities laws, including restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (each, a “Restatement”), it is the Company’s policy to recover the portion of incentive-based compensation received by its former and current executive officers on or after October 2, 2023 that would not have been paid had the Restatement been used in the determination of such incentive-based compensation. The recovery of such incentive-based compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement for a restatement, and has a three-year lookback period. The Clawback Policy is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee was at any time during 2025 an officer or employee of ours or any of our affiliates, nor is any member a former officer of ours or any of our affiliates. In addition, no executive officer of the Company currently serves as a director or member of the Compensation Committee of any entity that has one or more executive officers serving as one of our directors.

COMPENSATION OF DIRECTORS

2025 Compensation

Our non-employee director compensation program was designed to link long-term equity-based compensation awards to the preservation of stockholders’ book value per share and promote equity accumulation and ownership by our directors. These factors promote significant alignment between non-employee director compensation and both the interests of our long-term stockholders and the risk-management emphasis of our investment philosophy. Our non-employee director compensation for 2025 consisted of annual cash and equity retainers and meeting fees, as set forth in the table below.

Annual cash retainer (1)	$100,000
Annual equity compensation (2)	100,000
Lead Independent Director Retainer	25,000

(1) Each non-employee director received a quarterly cash retainer of $25,000 for the period from January 1, 2025 through December 31, 2025, payable at the end of each quarter. Each non-employee director may elect to receive payment of their cash compensation in the form of equity or may elect to defer receipt of their cash compensation until the earliest to occur of a Change in Control (as defined herein), such non-employee director’s death or disability, or at such other time selected by such non-employee director on a deferral election form provided to the Company prior to the beginning of each fiscal year.

(2) Each non-employee director also received equity compensation with an annualized target value of $100,000 for the period beginning January 1, 2025 through December 31, 2025. As explained below, equity awards are granted quarterly in the form of DSUs under the Orchid Island Capital, Inc. 2021 Equity Incentive Plan (the “2021 Plan”).

Each non-employee director receives additional annual fees for serving on the Board's committees as set forth in the table below, payable in cash in equal quarterly installments at the end of each calendar quarter.

.

	Chair	Member
Audit Committee	$20,000	$5,000
Compensation Committee	10,000	5,000
Governance Committee	10,000	5,000

Additionally, each independent director receives reimbursement for travel and hotel expenses associated with attending such Board and committee meetings, as well as for his or her attendance at other meetings or events related to the Company. Non-employee directors may also be reimbursed for out-of-pocket expenses incurred in attending conferences or educational seminars that relate to their Board services. These reimbursements are paid quarterly.

As described in the above table, annual equity compensation was granted to each non-employee director in the form of DSUs at the end of each calendar quarter in 2025. Each DSU represents a right to receive one share of the Company’s common stock. The DSUs are immediately vested and are settled at a future date based on the election of the individual participant. The DSUs provide non-employee directors with dividend equivalent rights, which entitle the director to receive distributions declared by the Company on common stock. These dividend equivalent rights are settled in cash or additional DSUs at the participant’s election. The DSUs do not include the right to vote the underlying shares of common stock.

The target value of the annual equity awards granted to our non-employee directors was $100,000.  The use of multiple grants during each calendar year emphasizes our commitment to risk-assessment and risk-management throughout each fiscal year.

The following table sets forth the compensation paid to non-employee directors during 2025:

Director Compensation*

	Fees Earned or	Stock
Name	Paid in Cash(1)	Awards(2)	Total
W Coleman Bitting	$115,000	$100,000	$215,000
Frank P. Filipps	140,000	100,000	240,000
Ava L. Parker(3)	115,000	100,000	215,000
Paula Morabito	125,000	100,000	225,000

* Columns for “Option Awards,” “Non-Equity Incentive Plan Compensation,” “Changes in Pension Value and Nonqualified Compensation Earnings” and “All Other Compensation” have been omitted because they were not applicable.

(1) Amount represents the fees earned by each of our non-employee directors during 2025.

(2) Amount represents the aggregate grant date fair value of DSUs granted to each non-employee director during 2025 computed in accordance with the rules of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). For information regarding assumptions underlying the valuation of equity awards, see Note 9 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2025. None of the directors held unvested stock-based awards as of December 31, 2025.

(3) Ms. Parker elected to receive 50% of her annual cash retainer, her Nominating and Corporate Governance Committee chairperson retainer and her Compensation Committee member retainer for the period beginning January 1, 2025 through September 30, 2025 in the form of DSUs, and consequently received 6,012 DSUs in lieu of this cash compensation.

PROPOSAL 2: TO RATIFY THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected the accounting firm of BDO USA, P.C. to serve as our independent registered public accounting firm for the year ending December 31, 2026, subject to ratification of this appointment by our stockholders. Action by stockholders is not required by law in the appointment of an independent registered public accounting firm, but this appointment is submitted by the Board of Directors in order to give the stockholders a voice in the designation of auditors. If the appointment is not ratified by the stockholders, the Board of Directors will reconsider its choice of BDO as our independent registered public accounting firm. BDO has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in the Company in any capacity. BDO has served as our independent registered public accounting firm since our formation in August 2010.

The Company anticipates that a representative of BDO will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE FOR
THE RATIFICATION OF THE SELECTION OF BDO USA, P.C.
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PRE-APPROVAL POLICIES AND PROCEDURES OF OUR AUDIT COMMITTEE

Our Audit Committee must pre-approve, to the extent required by applicable law, all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services. All of the fees reflected below were approved by our Audit Committee.

FEE DISCLOSURE

The following table lists the fees for services rendered by BDO, our independent registered public accounting firm for the years ended December 31, 2025 and 2024:

Fee Category	2025	2024
Audit Fees	$809,278	778,036
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$809,278	778,036

Audit Fees

“Audit Fees” relate to fees and expenses billed by BDO for the annual audit, including the audit of our financial statements, review of our quarterly financial statements and for comfort letters and consents related to stock issuances and other corporate transactions. Fees for the years ended December 31, 2025 and 2024 include $156,267 and $150,905, respectively, for the audit related services performed in connection with the issuance of comfort letters and consents related to stock issuances and the filing of registration statements.

Audit-Related Fees

“Audit-Related Fees” consist of fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not “Audit Fees.”

Tax Fees

“Tax Fees” consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning and structuring.

All Other Fees

“All Other Fees” consist of fees and expenses for products and services that are not “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”

AUDIT COMMITTEE REPORT

The Audit Committee reports to and acts on behalf of our Board of Directors by providing oversight of our financial management, independent auditor and financial reporting controls and accounting policies and procedures. Our management is responsible for preparing our financial statements and systems of internal control, and the independent auditor is responsible for auditing those financial statements and expressing its opinion as to whether the financial statements present fairly, in all material respects, our financial position, results of operations and cash flows in conformity with generally accepted accounting principles and internal controls over financial reporting. The Audit Committee is responsible for overseeing the conduct of these activities by our management and the independent auditor.

In this context, the Audit Committee has:

●

Met and held discussions with management and the independent auditor. Management represented to the Audit Committee that our financial statements as of and for the year ended December 31, 2025 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures included in our financial statements with management and the independent auditor.

●

Discussed with the independent auditor matters required to be discussed by the applicable auditing standards of the Public Company Accounting Oversight Board as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties) and the SEC.

●

Received the written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee and the independent auditor have discussed the auditor’s independence from the Company and our management, including the matters in those written disclosures.

●	Discussed with our independent auditor, with and without management present, their evaluations of our internal accounting controls and the overall quality of our financial reporting.

The members of the Audit Committee are not currently professionally engaged in the practice of auditing or accounting and as such, cannot be considered experts in the field of auditing or accounting, including with respect to auditor independence. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and BDO. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls over financial reporting and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions referred to above do not assure that (i) the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, (ii) our financial statements are presented in accordance with generally accepted accounting principles or (iii) BDO is, in fact, “independent.”

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our 2025 Annual Report for filing with the SEC.

By the Audit Committee:
Paula Morabito, Chair
W Coleman Bitting
Frank P. Filipps

PROPOSAL 3: TO APPROVE, BY A NON-BINDING VOTE, THE COMPANY’S EXECUTIVE COMPENSATION

We are asking our stockholders to provide a non-binding “say-on-pay” advisory approval of the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section of this proxy statement.

THE BOARD RECOMMENDS A VOTE FOR

THE FOLLOWING RESOLUTION REGARDING THE “SAY-ON-PAY”

VOTE APPROVING THE OVERALL COMPENSATION PHILOSOPHY

RESOLVED, that stockholders approve, on an advisory basis, compensation of the named executive officers, as described in the proxy statement, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.

Our Board of Directors is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters.  We are providing this advisory vote as required pursuant to Section 14A of the Exchange Act.  The stockholder vote will not be binding on us or the Board of Directors, and it will not be construed as overruling any decision by us or the Board of Directors or creating or implying any change to, or additional, fiduciary duties for us or the Board of Directors.

As discussed in the Compensation Discussion and Analysis section of this proxy statement, we are externally managed by the Manager, pursuant to the management agreement between our Manager and us.  In 2025, we did not have any employees that we compensated directly with salaries or other cash compensation.  Our named executive officers are employees of Bimini.  Our named executive officers' compensation was paid by Bimini, the parent of our Manager, out of its earnings, the management fees we pay to our Manager, and any expense reimbursements we pay our Manager.  We grant our named executive officers performance based bonuses from time to time, which in 2025 was comprised of awards of Performance Units and immediately vested shares of common stock.  We do not provide our named executive officers with pension benefits, termination payments or other incidental payments.

As discussed in the Compensation Discussion and Analysis section of this proxy statement, our Board of Directors believes that our compensation program is directly linked to generating income for our stockholders and our book value performance.  For example:

●

our Compensation Committee may grant employees of our Manager equity awards intended to align their interests with those of our stockholders by allowing our named executive officers to share in the creation of value for our stockholders through stock appreciation and dividends;

●	these equity awards are generally subject to vesting requirements over a number of years, and are designed to promote the retention of management and to achieve strong performance for our company; and

●	these awards further provide flexibility to us in our ability to enable our Manager to attract, motivate and retain talented individuals.

For these reasons, the Board of Directors recommends that stockholders vote in favor of the proposed resolution. While this vote is not binding on us, it will provide information to our Compensation Committee and our management regarding investor sentiment about our executive compensation philosophy, policies and practices. We will consider this information as appropriate when making decisions regarding executive compensation.

PROPOSAL 4: TO APPROVE, BY A NON-BINDING VOTE, THE FREQUENCY OF FUTURE STOCKHOLDER

ADVISORY VOTES ABOUT OUR EXECUTIVE COMPENSATION

In addition to the advisory approval of our executive compensation program, we are also seeking a non-binding determination from our stockholders as to the frequency with which stockholders would have an opportunity to provide an advisory approval of our executive compensation program.  The option (every one, two or three years) receiving the greatest number of “for” votes will be considered the frequency recommended by stockholders.  We are providing this advisory vote as required pursuant to Section 14A of the Exchange Act. The stockholder vote will not be binding on us or the Board of Directors, and it will not be construed as overruling any decision by us or the Board of Directors or creating or implying any change to, or additional, fiduciary duties for us or the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

“EVERY ONE YEAR” FOR THE FREQUENCY OF

ADVISORY VOTES ON EXECUTIVE COMPENSATION.

Our executive compensation program is designed to support long-term value creation and pays awards for performance for one, three and five-year periods under incentive compensation plans adopted each year. The management fees we pay our Manager are applied towards the payment of compensation to our named executive officers.

Our Board of Directors has determined that having an advisory vote on executive compensation each year is the most appropriate policy for us at this time and recommends that you vote to have future advisory executive compensation votes each year for the following reasons:

●	an annual vote would give the Board of Directors and the Compensation Committee clear and timely feedback regarding executive compensation in light of management’s most current performance;

●	the primary focus of executive compensation disclosure in our proxy statement is compensation granted in or for the prior fiscal year; and

●

the Compensation Committee evaluates the compensation of our executive officers on an annual basis. Thus, an annual advisory vote on executive compensation would align stockholder feedback with this evaluation.

The Say-on-Frequency vote is non-binding; however, the Board of Directors and Compensation Committee will take the results of the vote into consideration when determining the appropriate frequency for future Say-on-Pay votes.

EXECUTIVE OFFICERS

The following sets forth certain information with respect to our named executive officers:

Name	Age	Position
Robert E. Cauley	67	Chief Executive Officer, President and Chairman of the Board
George H. Haas, IV	49	Chief Financial Officer, Chief Investment Officer, Secretary and Director

Biographical information on Mr. Cauley and Mr. Haas is provided above.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for the executive officers named in this proxy statement and our executive officers generally.

Overview of Compensation Program and Philosophy

We have no employees. We are externally managed by our Manager pursuant to a management agreement between our Manager and us. Our executive officers and other key professionals are employees of our Manager, which we refer to as our Manager’s employees, and, except as described below, are compensated by Bimini for their services to us. While we do not reimburse our Manager for our allocable share of the compensation of our Chief Executive Officer, we do reimburse our Manager for our allocable share of the compensation of our Chief Financial Officer, including, without limitation, annual base salary, any related withholding taxes and employee benefits based on the percentage of time spent on our affairs. We also make awards under our incentive compensation plans and equity-based plans from time to time. Our management agreement provides that our Manager will provide us with a management team, including our Chief Executive Officer, Chief Financial Officer and Chief Investment Officer or similar positions. Each of our officers are employees of Bimini. The Compensation Committee of Bimini’s Board of Directors determines the levels of base salary and cash incentive compensation that may be earned by our officers based on factors that Bimini determines are appropriate. Bimini also determines whether and to what extent our officers are provided with pension, long-term or deferred compensation and other employee benefits plans and programs. We expect that Bimini uses proceeds from the management agreement and overhead sharing agreement in part to pay compensation to its officers and employees.

Compensation Committee Consideration of the 2025 Advisory Vote of our Stockholders on Executive Compensation

At our 2025 annual meeting of stockholders, we provided our stockholders with the opportunity to cast an advisory vote on executive compensation. Approximately 91% of the votes cast (i.e., excluding abstentions and broker non-votes) on the 2025 Say-on-Pay vote were voted in favor of the proposal. We have considered the results of the 2025 vote and believe the support of our stockholders for that proposal indicates that our stockholders are supportive of our approach to executive compensation. Thus, we did not make changes to our executive compensation arrangements in response to the vote. In the future, we will continue to consider the outcome of our Say-on-Pay votes when making compensation decisions regarding our named executive officers.

Compensation Philosophy

We seek superior risk-adjusted returns for our stockholders relative to other returns available to fixed income and equity investors. We are willing to accept lesser returns in order to mitigate the volatility and possible loss of stockholders’ equity. Our compensation program seeks to:

●	reward superior performance relative to peer group performance;

●	emphasize consistent performance relative to market-driven interest rates;

●	promote book value preservation;

●	reduce peer-influenced, risk-taking incentives; and

●	evaluate such performance over time frames as long as five years.

Compensation Paid by our Manager to our Named Executive Officers in 2025

Other than as described in “—2025 Compensation Components—Equity-Based Compensation,” we did not pay any compensation to our named executive officers during the year ended December 31, 2025. The compensation that we reimbursed to our Manager for our allocable share of the compensation of our Chief Financial Officer is set forth below in “Certain Relationships and Related Transactions—Management Agreement.”

Messrs. Cauley and Haas also serve as the executive officers of Bimini, which is a public company that files its Exchange Act reports with the SEC. Our Manager is a wholly-owned subsidiary of Bimini. Bimini’s compensation committee sets the compensation of Messrs. Cauley and Haas on an annual basis. See Bimini’s proxy statement for its 2025 annual stockholders meeting for a description of Messrs. Cauley’s and Haas’ compensation paid by Bimini and Bimini’s compensation philosophy. The Company does not have any input into how Bimini’s compensation committee determines the compensation paid to Messrs. Cauley and Haas. Bimini’s compensation of Messrs. Cauley and Haas is tied to various performance metrics of Bimini Capital and its varied operations – principally the management of its own RMBS portfolio and acting as the external manager of the Company via a subsidiary.

For the fiscal year ended December 31, 2025, our Manager has informed us that 29.7%, or approximately $5.0 million, of the management fee paid by the Company to the Manager would have been allocable to named executive officer compensation based on the percentage of net revenues allocable to the asset management segment of its operations, as reported by the Manager in the notes to its financial statements included in its Form 10-K for the year ended December 31, 2025. Of this compensation, our Manager has informed us that approximately 37% was fixed and 63% was variable or incentive pay. Our Manager has informed us that it and its affiliates do not use a specific formula to calculate the variable or incentive pay portion of our named executive officers’ compensation. Additionally, our Manager has informed us that it and its affiliates do not explicitly set future variable or incentive compensation on the basis of the compensation the named executive officers earned in prior years. Generally, in determining each executive’s variable or incentive pay, our Manager has informed us that its compensation committee takes into account factors such as the individual’s position, his or her contribution to the Manager, and market practices. We did not, nor did our Manager or its affiliates, retain a compensation consultant in connection with the compensation of our named executive officers in 2025.

Compensation Policies and Practices as They Relate to Risk Management

We pay our Manager a management fee that is a percentage of our stockholders’ equity, as defined in the management agreement. This management fee is not tied to our performance and, as a result, we believe this management fee is not reasonably likely to have a material adverse effect on us. We have designed the incentives related to award grants to employees of our Manager under the 2021 Plan, as such policies and practices relate to or affect risk taking by our Manager on our behalf, in a manner that we believe will not cause our Manager to seek to make higher risk investments. This is largely because potential awards under the 2021 Plan payable to employees of our Manager avoid placing undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, to achieve higher awards. We have designed our award criteria related to the 2021 Plan in an effort to provide the proper incentives to our Manager’s employees to maximize our performance in order to serve the best interests of our stockholders. Our Board of Directors and the Compensation Committee monitors our award criteria related to our incentive compensation plans and the 2021 Plan to determine whether its risk management objectives are being met with respect to incentivizing our Manager’s employees.

2025 Compensation Components

Cash and Other Compensation

Our named executive officers and other personnel who conduct our regular business are employees of our Manager. Accordingly, we do not pay or accrue any salaries to our officers. However, we may elect to pay cash incentive awards to our officers in the future.

Equity-Based Compensation

As with our non-employee directors, our Compensation Committee may, from time to time, grant equity awards in the form of options, stock awards, stock appreciation rights, Performance Units, incentive awards or other equity-based awards to the employees of our Manager, which includes our named executive officers, pursuant to the 2021 Plan. We expect these awards to be designed to align the interests of the employees of our Manager with those of our stockholders by allowing the employees of our Manager to share in the creation of value for our stockholders through stock appreciation and dividends. We expect these equity awards generally to be subject to vesting requirements over a number of years, and designed to promote the retention of employees and executives of our Manager and to achieve strong performance for our company. These awards will further provide flexibility to us in our ability to enable our Manager to attract, motivate and retain talented individuals at our Manager.

We believe our compensation policies are particularly appropriate since we are an externally managed REIT. To qualify as a REIT for federal income tax purposes, regulations require us to distribute to our stockholders each calendar year at least 90% of our REIT taxable income (including certain items of non-cash income), determined without regard to the deduction for dividends paid and excluding net capital gain. As a result, we believe that our stockholders are principally interested in receiving attractive risk-adjusted dividends and book value performance. Accordingly, we want to provide an incentive to our directors and the employees of our Manager that rewards success in achieving these goals. We believe that equity-based awards are consistent with our stockholders’ interest in receiving dividends and book value performance, as these individuals will be incentivized to protect book value for stockholders over time. We believe that this alignment of interests provides an incentive to our Manager’s employees to implement strategies that will enhance our long-term performance and promote growth in dividends while preserving book value.

As described below in “—Performance Awards” and “—2025 Long-Term Equity Incentive Compensation Plan,” the Company historically approved annual incentive compensation plans under the Orchid Island Capital, Inc. 2012 Equity Incentive Plan (the “2012 Plan”) and now approves annual incentive compensation plans under the 2021 Plan pursuant to which if certain performance goals are met over one-, three- and five-year performance periods, participants in such annual incentive compensation plans will receive performance-based bonuses. In 2025, performance bonuses were paid out for performance achieved as of December 31, 2024 with respect to the five-year performance goals under the 2020 Long-Term Equity Incentive Compensation Plan (the “2020 LTICP”). See “Executive Compensation—Summary Compensation Table—Summary Compensation Table” for a discussion of the bonuses paid out during 2025.

Performance Awards

The Compensation Committee may also grant performance awards, which may be granted either alone or in addition to other awards. Performance awards may be stock-based awards or cash-based awards (in either case, “Performance Units”). The performance criteria that apply to performance awards and the period on which performance is measured (the “Performance Period”) will be determined by the Compensation Committee. Dividend equivalent rights may be granted in conjunction with a performance award. Dividend equivalents will be subject to the same vesting requirements as the performance award and will be accumulated and paid after, and only to the extent that, the performance objectives for the performance award are achieved. At the conclusion of the Performance Period, which may not be shorter than twelve months, the Compensation Committee will evaluate the degree to which any applicable performance goals have been achieved and the performance awards have been earned and will cause to be delivered the amount earned in either cash, shares, other property, or any combination thereof, in the sole discretion of the Compensation Committee at the time of payment.

As described below in “—2025 Long-Term Equity Incentive Compensation Plan,” the Company historically approved annual incentive compensation plans under the 2012 Plan and now approves annual incentive compensation plans under the 2021 Plan pursuant to which if certain performance goals are met over one-, three- and five-year performance periods, participants in such annual incentive compensation plans will receive performance-based bonuses, as determined by the Compensation Committee in its sole discretion. Historically these bonuses have been settled 50% in immediately vested shares of common stock and 50% in Performance Units. In 2025, performance bonuses were paid out for performance achieved as of December 31, 2024 with respect to the five-year performance goals under the 2020 LTICP. See “Executive Compensation—Summary Compensation Table—Summary Compensation Table” for a discussion of the bonuses paid out during 2025, and see “—Compensation Decisions Following Fiscal Year End—2026 Long-Term Equity-Based Incentive Awards” for a discussion of Performance Units granted to our executive officers for performance achieved as of December 31, 2025.

2025 Long-Term Equity Incentive Compensation Plan

On February 20, 2025, we adopted the 2025 Long-Term Equity Incentive Compensation Plan under the 2021 Plan (the “2025 LTICP”). The Compensation Committee adopted the 2025 LTICP to continue its implementation of our compensation philosophy, several factors of which are described in more detail below.

●

Superior Performance Relative to Peer Group Performance. The Compensation Committee determines a potential performance bonus based on our financial performance compared to the financial performance of the Peer Group (as defined below).

●

Consistent Performance Relative to Market-Driven Interest Rates. Returns we can earn are, to a certain extent, correlated with the interest rate on the current-coupon Agency RMBS (the “Agency RMBS rate”). The Compensation Committee determines a potential performance bonus based on our financial performance compared with the Agency RMBS rate. Setting such a market-driven benchmark creates incentives to achieve attractive financial performance without exposing us to inappropriate risk taking such as might be encouraged by:

●	low absolute interest rates;

●	a small difference between the Agency RMBS rate and the comparable duration U.S. Treasury obligations; or

●	excess emphasis on peer-relative performance.

●

Book Value Preservation. One of the most significant performance factors for any Agency RMBS REIT is an event of book value impairment, which occurs when market dislocations force asset sales and the realization of significant losses of stockholders’ equity. Such events have occurred in the past when interest rates rose sharply, the capital markets faced significant liquidity challenges or when the Federal Reserve changed monetary policy unexpectedly. We seek to minimize the impact of these events, and make this success a significant element of differentiation from our peers. The Compensation Committee determines a potential performance bonus based on our book value performance compared with the book value performance of our Peer Group. Because book value performance is part of the calculation of financial performance for us and our Peer Group, we believe that the addition of a potential performance bonus focused specifically on book value performance adds emphasis to our focus on book value. Additionally, the performance of unvested equity-based compensation awards will be adversely affected by events of book value impairment and positively affected by events of extraordinary book value preservation.

●

Peer-Influenced, Risk-Taking Incentives. One of the easiest ways to increase returns is to take extra risk, whether owning longer duration assets, using more leverage or reducing hedge coverage. In our opinion, one unintended consequence of peer-relative incentive compensation programs is that they encourage peer-relative risk taking. Further, if several of our peers also focus on peer-relative performance, there is a perverse incentive among these companies to continually add risk to improve relative performance. We seek to avoid participating in a “risk-taking arms race” relative to our Peer Group. The Compensation Committee sets the relative sizes of the three distinct potential performance bonuses in order to limit the influence of the risk-taking strategies adopted by our Peer Group.

●

Time Frames as Long as Five Years. We evaluate our performance over one-, three- and five-year time frames, evaluating our performance compared with benchmarks established at the beginning of each period. In our opinion, a focus on longer-time frames creates a level of continuity in strategy implementation that could be disrupted by focusing on maximizing a sequence of single year returns. The longer time frames are more likely to capture periods when successful risk-avoidance is material to our financial performance, a feature which aligns this choice with our emphasis on risk management and book value preservation. The Compensation Committee uses larger performance bonuses for strong performance generated over the three- and five-year time frames.

All employees of the Manager, and employees of entities affiliated with the Manager are eligible to participate in the 2025 LTICP. These employees are referred to as “Participants.” For the avoidance of doubt, Messrs. Cauley and Haas are Participants in the 2025 LTICP. Being a Participant does not entitle the individual to an award under the 2025 LTICP. The Compensation Committee has absolute sole discretion over all aspects of the 2025 LTICP, including the ability to reduce the amount of any bonus award or the size of the bonus pool even if the performance objectives and other terms of the 2025 LTICP were satisfied.

Participants are eligible to earn awards under the 2025 LTICP for performance over the next one-year, three-year and five-year periods. A bonus pool was established under the 2025 LTICP for each of the one-, three- and five-year measurement periods. The amount credited to the bonus pool is based on the Company’s performance under each of the three performance measures of the 2025 LTICP for each of the three measurement periods. The Compensation Committee, in its discretion, will determine each Participant’s award (i.e., the percentage of the bonus pool paid to each Participant) following the end of each of the one-, three- and five-year performance periods, subject to each Participant’s continued service relationship with the Company on such determination date.

The maximum amount that may be credited to the bonus pool for each measurement period equaled the average management fees paid by the Company to the Manager (pursuant to the terms of the management agreement between the Company and the Manager) for such period multiplied by the applicable percentage described in the table below. Under the 2025 LTICP, the maximum bonus pool for awards to be issued for performance during (i) the one-year measurement period ended December 31, 2025 equaled 20% of the management fees paid for 2025, (ii) the three-year measurement period ending December 31, 2027 will equal 35% of the average management fees (calculated on an annual basis) paid for 2025 through 2027 and (iii) the five-year measurement period ending December 31, 2029 will equal 45% of the average management fees (calculated on an annual basis) paid for 2025 through 2029.

As noted above, the amount credited to the bonus pool for each measurement period reflects the Company’s performance measured against three criteria (which are described below). The table below illustrates the maximum amount that could be credited to the bonus pool for each measurement period (as a percentage of the average management fees for the applicable period). The table also shows the amount that could be credited to the bonus pool for each measurement period (also as a percentage of the average management fees for the applicable period) for achievement of objectives with respect to each of the performance criteria. For example, the maximum amount that could be credited to the bonus pool for the three-year measurement period based on Agency RMBS rate relative performance (as defined below) is 10.50% of the average management fees paid for 2025 through 2027.

	1-year	3-year	5-year
Peer-relative financial performance	9.00%	15.75%	20.25%
Agency RMBS rate relative performance	6.00%	10.50%	13.50%
Peer-relative book value performance	5.00%	8.75%	11.25%
Total Measurement Period	20.00%	35.00%	45.00%

The Compensation Committee established the following performance measures and the performance thresholds that must be satisfied for awards to be earned under the 2025 LTICP.

Peer-Relative Financial Performance. No amount is earned for this performance measure unless the Company’s financial performance for the applicable measurement period exceeds the mean of the financial performance of the companies in the Peer Group (defined below) for the applicable measurement period. The financial performance of the Company and those in the Peer Group is measured by the sum of total dividends paid during the measurement period and the change in book value during the measurement period divided by the book value on the first day of the applicable measurement period. The Compensation Committee designated the following companies (collectively, the “Peer Group”) for purposes of the financial performance benchmarks: AGNC Investment Corp., Annaly Capital Management, Inc., ARMOUR Residential REIT, Inc.(“Armour”), Cherry Hill Mortgage Investment Corporation, Dynex Capital, Inc. and Invesco Mortgage Capital Inc. (“Invesco”). The Compensation Committee believes investors evaluate us in the context of our performance relative to other mortgage REITs with similar investment strategies. We consider these companies to be the most relevant for purposes of benchmarking our financial performance and our primary competitors for both capital and executive talent. Each of Armour and Invesco were externally managed in 2025.

Agency RMBS Rate Relative Performance. The Company’s performance under this performance measure equaled the percentage determined by dividing the sum of the change in book value per share during the applicable measurement period and total dividends paid per share during the measurement period by the book value per share on the first day of such measurement period. No amount is earned for this performance measure unless the Company’s performance, as calculated in the preceding sentence for the applicable measurement period, exceeds the Agency RMBS rate of 5.8385% (determined by averaging the rate as of the last business day of 2024 and the first business day of 2025) plus 400 bps, or 9.8385%, multiplied by the number of years in the measurement period.

Peer-Relative Book Value Performance. No amount will be earned for this performance measure unless the Company’s change in book value for the applicable measurement period (calculated in accordance with the following sentence) exceeds the mean change in book value for the companies in the Peer Group. The change in book value for the Company and those in the Peer Group will be determined by subtracting the book value on the first day of the measurement period from the book value on the last day in the measurement period, with such amount divided by the book value on the first day of the measurement period.

If the Company’s results for a performance measure equal to or are less than the threshold for a measurement period, no amount will be added to the bonus pool for the measurement period with respect to that measurement criteria. The table below details the amounts by which the Company’s performance must exceed the threshold performance measures described above for the maximum bonus award to be added to the bonus pool. Linear interpolation will be used for results falling between the threshold and the result that must be achieved to earn the maximum award.

	1-year	3-year	5-year
Peer-relative financial performance	Threshold + 5.0%	Threshold + 10.0%	Threshold + 15.0%
Agency RMBS rate relative performance	Threshold + 5.0%	Threshold + 10.0%	Threshold + 15.0%
Peer-relative book value performance	Threshold + 2.0%	Threshold + 4.0%	Threshold + 6.0%

The Committee anticipates that 50% of earned bonuses will be paid to Participants in immediately vested shares of the Company’s common stock and 50% will be paid in the form of Performance Units, all of which will be issued under the 2021 Plan. The number of immediately vested shares of the Company’s common stock and Performance Units to be issued in satisfaction of the earned bonuses will be determined by dividing the dollar amount of each Participant’s award (i.e., the percentage of the bonus pool paid to each Participant) by the average closing price of the Company’s common stock on the NYSE for the 10 trading days preceding the grant date of the common stock and Performance Units, rounded to the nearest whole number. The Performance Units will vest at the rate of 10% per quarter commencing with the first quarter after the one-year anniversary of the end of the applicable measurement period, with the Participant receiving one share of the Company’s common stock for each Performance Unit that vests. The Participant must continue to be employed by the Company as of the end of each such quarter in order to vest in the number of Performance Units scheduled to vest on that date.

The Performance Units will contain dividend equivalent rights which entitle the Participants to receive distributions declared by the Company on common stock. One Performance Unit is equivalent to one share of common stock for purposes of the dividend equivalent rights. Other than dividend equivalent rights, the Performance Units do not entitle the Participants to any of the rights of a stockholder of the Company.

The number of outstanding Performance Units actually earned by a Participant and settled on the applicable vesting date may be adjusted if any of the following events occur:

Book Value Impairment. A “Book Value Impairment” will occur if over any two consecutive quarters the following conditions are satisfied: (i) the Company’s book value per share declines by 15% or more during the first of such two quarters and (ii) the Company’s book value per share decline from the beginning of such two quarters to the end of such two quarters is at least 10%. If a Book Value Impairment occurs, then the number of Performance Units that are outstanding as of the last day of such two quarter period shall be reduced by 15%.

Extraordinary Book Value Preservation. “Extraordinary Book Value Preservation” will occur in any quarter in which the following conditions are satisfied: (i) the median change in the book value per share of specified peer companies (the “Median Book Value Decline”) is a decline of 6% or more and (ii) the Company’s book value per share either (a) increases or (b) declines by a percentage that is less than 50% of the Median Book Value Decline. If an event of Extraordinary Book Value Preservation occurs, then the number of Performance Units that are outstanding as of the last day of the quarter in which the Extraordinary Book Value Preservation has occurred will be increased by 5 basis points for every 1 basis point of difference between the Company’s book value per share percentage change and the Median Book Value Decline during such quarter.

Outperform All Peer Companies. The Company will “Outperform All Peer Companies” in any quarter in which the following conditions are satisfied: (i) the specified peer companies all experience a decline in book value per share and (ii) the Company’s book value per share either (a) increases or (b) declines by an amount that is less than the decline experienced by each peer company. If the Company Outperforms All Peer Companies in any quarter, then the number of Performance Units that are outstanding as of the last day of such quarter shall increase by 10%.

As described below under “Executive Compensation—Potential Payments Upon Termination or Change in Control,” in the event of a Change in Control (as defined in the 2021 Plan) or a Participant’s termination of service due to his or her death or disability, all of his or her unvested Performance Units will become fully vested as of the date of such Change in Control or termination of service, as applicable, without any adjustment in the event of a Book Value Impairment, Extraordinary Book Value Preservation or if the Company Outperforms All Peer Companies.

Compensation Decisions Following Fiscal Year End

2026 Long-Term Incentive Compensation Plan

On March 18, 2026, the Compensation Committee approved the 2026 Long-Term Incentive Compensation Plan under the 2021 Plan (the “2026 LTICP”). The 2026 LTICP generally has the same construct as described above for the 2025 LTICP, except that the 2026 LTICP now permits the Compensation Committee to grant additional discretionary awards, including to reward participants when the Company grows its capital base in an effort to lower our expense ratio. Messrs. Cauley and Haas are participants in the 2026 LTICP.

2026 Long-Term Equity-Based Incentive Awards

On March 18, 2026, pursuant to the 2025 Long-Term Incentive Compensation Plan under the 2021 Plan (the “2025 LTICP”) we made equity awards to Mr. Cauley and Mr. Haas for their service to us during 2025. Of the awards granted and described below, approximately 3.5% were earned under the one-year performance goals of the 2025 LTICP. No awards were granted under the three-year performance goals of the 2023 Long-Term Incentive Compensation Plan or the five-year performance goals of the 2021 Long-Term Incentive Compensation Plan. The remainder of the awards for 2025 were discretionary grants to reward Mr. Cauley and Mr. Haas for growing our stockholders’ equity by $703.4 million in 2025, reducing our expense ratio to 1.5%, which is among the lowest in our Peer Group, and because they did not receive an equity award in 2024. The equity awards were comprised 50% of immediately vested shares of common stock and 50% of Performance Units, in each case, granted under the 2021 Plan.

The equity awards made to Mr. Cauley consisted of 121,891 immediately vested shares of common stock and 121,891 Performance Units. The equity awards made to Mr. Haas consisted of 93,184 immediately vested shares of common stock and 93,184 Performance Units. See “Executive Compensation—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Supplemental Compensation Table” for a discussion of the equity awards granted to each of our named executive officers in 2026 for 2025 performance.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee:
W Coleman Bitting, Chair
Frank P. Filipps
Ava L. Parker

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the information required by Item 402 of Regulation S-K promulgated by the SEC. The amounts shown represent the compensation paid to the named executive officers (who, for avoidance of doubt, are employees of the Manager) as consideration for services rendered to the Company.

Summary Compensation Table*

Name	Year	Stock Awards(1)	Total
Robert E. Cauley	2025	$-	$-
President and Chief Executive Officer	2024	220,000	220,000
	2023	615,621	615,621

George H. Haas, IV	2025	$-	$-
Chief Financial Officer	2024	205,000	205,000
	2023	469,143	469,143

* Columns for “Salary,” “Option Awards,” “Bonus,” “Non-Equity Incentive Plan Compensation,” “Changes in Pension Value and Nonqualified Compensation Earnings” and “All Other Compensation” have been omitted because they were not applicable in any of the last three fiscal years.

(1) Amounts reported in this column for 2025, 2024 and 2023 represent the grant date fair value of stock awards granted in 2025, 2024 and 2023, respectively, for performance obtained as of December 31, 2024, 2023 and 2022, respectively, computed in accordance with FASB ASC Topic 718.

Grants of Plan-Based Awards

No awards were made to Mr. Cauley or Mr. Haas under any plan in 2025.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Based on the application of our compensation principles and the Company’s achievement of performance goals under the 2025 LTICP, as described in “Compensation Discussion and Analysis—Compensation Decisions Following Fiscal Year End—2026 Long-Term Equity-Based Incentive Awards,” the Compensation Committee approved the performance bonuses shown in the table below for the named executive officers in March 2026. Because the size of each named executive officer’s performance bonus was unknown until March 2026 such that the awards were not granted to the named executive officers until March 2026, these awards are not included in the Summary Compensation Table or the Grants of Plan-Based Awards table above. The table is not a substitute for, and should be read together with the Summary Compensation Table, which presents 2025 named executive officer compensation in accordance with SEC disclosure rules and includes additional compensation elements and other important information.

Supplemental Compensation Table

		Performance
Name	Stock Awards(1)	Unit Awards(2)	Total
Robert E. Cauley	$881,274.00	$881,274.00	$1,762,548
President and Chief Executive Officer

George H. Haas, IV	$673,720.00	$673,720.00	$1,347,440
Chief Financial Officer

(1) Amounts represent the grant date fair value of immediately vested shares of common stock calculated in accordance with FASB ASC Topic 718 granted to each of our named executive officers on March 23, 2026, with respect to 2025 service to the Company. Messrs. Cauley and Haas were awarded 121,891 and 93,184 shares of common stock, respectively, with a value of $7.23 per share. Of these amounts, 49,790 and 36,896 shares, respectively, were surrendered by Messrs. Cauley and Haas to meet federal income tax withholding obligations associated with the awards.

(2) Amounts represent the grant date fair value of Performance Units calculated in accordance with FASB ASC Topic 718 granted to each of our named executive officers on March 23, 2026, with respect to 2025 service to the Company. Messrs. Cauley and Haas were awarded 121,891 and 93,184 Performance Units, respectively, with a value of $7.23 per share. Beginning in 2027, 10% of the Performance Units granted to Messrs. Cauley and Haas in 2026 will vest on the fifth day prior to the end of the first ten calendar quarters beginning on March 25, 2027, subject to each named executive officer’s continued service relationship with the Company on each applicable vesting date, and subject to adjustment as described in the Compensation Discussion and Analysis under “2025 Long-Term Equity Incentive Compensation Plan.”

Outstanding Equity Awards for Fiscal Year-Ended December 31, 2025

The following table reflects our outstanding equity awards as of December 31, 2025:

				Equity Incentive Plan Awards:
					Market or
					Payout
				Number of	Value of
			Market	Unearned	Unearned
		Number of	Value	Shares,	Shares,
		Shares or	Shares or	Units or	Units or
		Units	Units	Other	Other
	Award	of Stock That	of Stock That	Rights That	Rights That
	Grant	Have Not	Have Not	Have Not	Have Not
Name	Date	Vested (#)	Vested	Vested (#)(1)	Vested(2)
Robert E. Cauley	March 19, 2024(3)	-	$-	7,657	$55,128
	April 13, 2023(4)	-	-	4,836	34,820

George H. Haas, IV	March 19, 2024(3)	-	$-	7,134	$51,365
	April 13, 2023(4)	-	-	3,685	26,535

* Columns related to option awards have been omitted because they were not applicable.

(1) As described in the Compensation Discussion and Analysis under “2025 Compensation Components—Performance Awards” and “2025 Long-Term Equity Incentive Compensation Plan,” Performance Units do not have threshold, target and maximum values as contemplated by SEC rules. Instead, the Company must achieve certain performance goals for Performance Units to be granted, and the number of Performance Units that actually become earned at the end of the applicable measurement period may be adjusted prior to the applicable vesting date based on the occurrence of certain performance-related events. The number of shares of common stock issuable upon the vesting of the outstanding Performance Units was reduced in 2023 as a result of book value impairment events that occurred. The book value impairment events occurred because the Company's book value per share declined by more than 15% during the quarter ended September 30, 2023 and the Company’s book value per share decline from July 1, 2023 to December 31, 2023 was more than 10% (the “Book Value Event”). Each of the relevant incentive plans under the 2012 Plan and the 2021 Plan, as applicable, provide that if such a Book Value Event occurs, then the number of Performance Units granted pursuant to such plans that are outstanding as of the last day of such two quarter period will be reduced by 15%. As a result of the Book Value Event, Mr. Cauley and Mr. Haas forfeited 5,545 and 4,226 Performance Units, respectively in 2023.

(2) The amounts in this column were calculated by multiplying $7.20, the closing price of our common stock on December 31, 2025, by the number of awards reported.

(3) Performance Units granted on March 19, 2024 with respect to performance achieved under the 2019 LTICP, 10% will vest on the fifth day prior to the end of the first ten calendar quarters beginning on March 26, 2025.

(4) Performance Units granted on April 13, 2023 with respect to performance achieved under the 2020 LTICP and 2018 LTICP, 10% will vest on the fifth day prior to the end of the first ten calendar quarters beginning on March 26, 2024.

Option Exercises and Stock Vested

	Stock Awards
	Number of
	Shares Acquired	Value Realized
Name	on Vesting (#)(1)	on Vesting ($)(2)
Robert E. Cauley	16,677	$123,335
George H. Haas, IV	13,574	$100,374

* Columns related to option awards have been omitted because they were not applicable.

(1) This column represents the number of Performance Units held by each named executive officer that vested during 2025.

(2) This column reflects the aggregate market value realized by each named executive officer upon vesting, calculated by multiplying the number of Performance Units that vested (including shares withheld for tax withholding purposes) by the closing price of our common stock on the applicable vesting date.

Option Grant Practices

Stock options historically have not been a part of the Company’s executive compensation program. We therefore (i) do not grant, and have not granted, stock options in anticipation of the release of material nonpublic information, (ii) do not time, and have not timed, the release of material nonpublic information based on stock option grant dates or for the purpose of affecting the value of executive compensation and (iii) do not take, and have not taken, material nonpublic information into account when determining the timing and terms of stock options. As stock options are not an element of executive compensation, the Company does not have a formal policy with respect to the timing of stock option grants, and the Company did not grant stock options or stock appreciation rights in 2025.

Pension Benefits and Non-Qualified Deferred Compensation

We do not sponsor any qualified or non-qualified defined benefit pension plans or non-qualified deferred compensation plans.

Potential Payments Upon Termination or Change in Control

We are not party to any agreements or arrangements with either of our named executive officers providing for cash severance payments or benefits upon such named executive officer’s termination of employment for any reason or upon a change in control of the Company.

However, pursuant to the terms of each of the relevant incentive compensation plans under the 2012 Plan and the 2021 Plan, as applicable, all unvested Performance Units held by Messrs. Cauley and Haas vest immediately upon (i) a “Change in Control” (as defined in the 2012 Plan and the 2021 Plan and described below) and (ii) upon such named executive officer’s termination of service as an executive officer of the Company due to his death or disability, in each case, so long as such named executive officer was serving as an executive officer of the Company at the time of such Change in Control or termination of service. To the extent any of the adjustment events set forth in the applicable incentive plans with respect to such Performance Units (i.e., a book value impairment, extraordinary book value preservation or if the Company outperforms all peer companies) occurs prior to settlement of the accelerated Performance Units, no adjustment to the number of Performance Units earned by each named executive officer will occur.

The value of such Performance Units held by Mr. Cauley as of December 31, 2025 was approximately $89,948, and the value of such Performance Units held by Mr. Haas as of December 31, 2025 was approximately $77,900, in each case, calculated by multiplying the number of unvested Performance Units held by such named executive officer by $7.20, the closing price of our common stock on December 31, 2025.

“Change in Control” is defined in each of the 2012 Plan and the 2021 Plan to generally mean (i) any transaction or series of transactions whereby any person, other than the Company, any of its subsidiaries or any Company benefit plan, acquires beneficial ownership of more than 50% of the total combined voting power of the Company’s securities, (ii) the current members of the Board (together with those new members of the Board approved by a two-thirds vote of the current Board members) cease to constitute a majority of the Board for any reason during any consecutive two-year period, or (iii) the consummation by the Company of a merger, consolidation, reorganization or business combination or a sale of all or substantially all of the Company’s assets, unless the Company’s stockholders own more than 50% of the combined voting power and common stock of the successor or purchasing entity.

Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), we are providing the following disclosures regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO named executive officers (“Non-PEO NEOs”) and company performance for the fiscal years listed below.  As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we have prepared this pay versus performance disclosure, which serves to further demonstrate the alignment of our executive compensation program with stockholder interests.

Pay Versus Performance Table

			Average		Value of Initial Fixed
			Summary	Average	$100 Investment Based On:
	Summary		Compensation	Compensation		Peer Group		Peer
	Compensation	Compensation	Table Total	Actually Paid	Total	Total		Relative
	Table Total	Actually Paid	for Non-PEO	to Non-PEO	Shareholder	Shareholder	Net Income	Financial
Year	for PEO (1)	to PEO (2)	NEOs(1)	NEOs(1)	Return (3)	Return (3)(4)	(in Thousands)	Performance (5)
2025	$-	$19,099	$-	$15,767	$67.09	$113.98	$159,309	(6.1)%
2024	$220,000	$248,752	$205,000	$227,666	$59.63	$98.24	$37,784	(5.5)%
2023	$615,621	$490,634	$469,143	$373,997	$54.24	$97.89	$(39,209)	(11.1)%
2022	$512,074	$265,330	$390,234	$200,450	$55.95	$84.86	$(258,453)	(0.9)%
2021	$737,788	$689,423	$562,242	$525,500	$100.14	$115.6	$(64,760)	12.5%

(1) Robert E. Cauley was our PEO and George H. Haas, IV was our Non-PEO NEO for each year presented.
(2) Compensation Actually Paid represents the Summary Compensation Table Totals adjusted for the items set forth below in accordance with Item 402(v) of Regulation S-K and may not reflect compensation actually earned, realized or received by the named executive officers.
(3) Total Shareholder Return and Peer Group Total Shareholder Return assumes $100 invested at December 31, 2020.
(4) The Peer Group referenced for purposes of the Total Shareholder Return comparison consists of the NAREIT Mortgage REIT TRR Index.

(5) The Company has designated "Peer Relative Financial Performance" as its Company Selected Measure, comparing the financial performance of the Company to that of the peer group set forth in the Company's long-term incentive compensation plan for the previous year, as this is the largest financial component used to link compensation paid to our named executive officers to Company performance. See “Compensation Discussion and Analysis—2025 Long-Term Equity Incentive Compensation Plan” and the 2024 LTICP, 2023 LTICP, 2022 LTICP, 2021 LTICP and 2020 LTICP for additional details regarding the calculation of Peer Relative Financial Performance for the relevant years set forth in the table. The Peer Relative Financial Performance numbers displayed for each year in the table are the results from the year immediately prior to such year, as the measure most linked to compensation paid in any relevant year is the Peer Relative Financial Performance results from the year immediately prior to such relevant year. For compensation paid in 2021, the peer group consisted of AGNC Investment Corp., Annaly Capital Management, Inc., Anworth Mortgage Asset Corporation, Arlington Asset Investment Corp., ARMOUR Residential REIT, Inc., Capstead Mortgage Corporation, Cherry Hill Mortgage Investment Corporation and Dynex Capital, Inc.  For compensation paid in 2022, the peer group was the same as in 2021 except that the Company removed Capstead Mortgage Corporation from the peer group for measurement periods following June 30, 2021 as a result of its acquisition, and added Invesco Mortgage Capital Inc.  For compensation paid in 2023, the peer group consisted of AGNC Investment Corp., Annaly Capital Management, Inc., Arlington Asset Investment Corp., ARMOUR Residential REIT, Inc., Cherry Hill Mortgage Investment Corporation, Dynex Capital, Inc. and Invesco Mortgage Capital Inc. For compensation paid in 2024, the peer group was the same as in 2023, except that the Company removed Arlington Asset Investment Corp. as a result of its acquisition. The peer group in 2025 was the same as in 2024.

	2025	2024	2023	2022	2021
PEO SUMMARY COMPENSATION TABLE TOTAL	$-	$220,000	$615,621	$512,074	$737,788
Add (Subtract):
Amounts reported under Stock Awards Column in the Summary Compensation Table	-	(220,000)	(615,621)	(512,074)	(737,788)
Fair value as of vesting date of awards granted and vested during the year	-	110,000	307,811	256,037	368,894
Fair value at year end of awards granted during year that were unvested as of the end of the year	-	99,281	203,844	117,359	282,173
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	(7,246)	(10,666)	(14,989)	(65,244)	-
Change in fair value of equity awards granted in prior years that vested during the year	(6,408)	(896)	(7,647)	(42,965)	727
Equity awards granted in prior years that were forfeited during the year	-	-	(58,223)	(55,440)	-
Dividends or other earnings paid on equity awards during the year	32,753	51,033	59,838	55,583	37,629
Total Equity Award Related Adjustments	19,099	28,752	(124,987)	(246,744)	(48,365)
COMPENSATION ACTUALLY PAID TO PEO	$19,099	$248,752	$490,634	$265,330	$689,423

	2025	2024	2023	2022	2021
NON-PEO NEO SUMMARY COMPENSATION TABLE TOTAL	$-	$205,000	$469,143	$390,234	$562,242
Add (Subtract):
Amounts reported under Stock Awards Column in the Summary Compensation Table	-	(205,000)	(469,143)	(390,234)	(562,242)
Fair value as of vesting date of awards granted and vested during the year	-	102,500	234,572	195,117	281,121
Fair value at year end of awards granted during year that were unvested as of the end of the year	-	92,504	155,341	89,429	215,033
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	(6,275)	(8,127)	(11,421)	(49,716)	-
Change in fair value of equity awards granted in prior years that vested during the year	(5,234)	(678)	(5,829)	(32,743)	597
Equity awards granted in prior years that were forfeited during the year	-	-	(44,368)	(42,255)	-
Dividends or other earnings paid on equity awards during the year	27,276	41,467	45,702	40,618	28,749
Total Equity Award Related Adjustments	15,767	22,666	(95,146)	(189,784)	(36,742)
COMPENSATION ACTUALLY PAID TO PEO	$15,767	$227,666	$373,997	$200,450	$525,500

Comparison of Compensation Actually Paid to Total Shareholder Return and Peer Group Total Shareholder Return

The following graph illustrates the relationship between compensation actually paid to the named executive officers and the Company’s total shareholder return as compared to the total shareholder return of the NAREIT Mortgage REIT TRR Index on a cumulative basis assuming investment of $100 on December 31, 2020:

Comparison of Compensation Actually Paid to Net Income

The following graph illustrates the relationship between compensation actually paid to our named executive officers and the Company’s net income on an annual basis:

Comparison of Compensation Actually Paid to Peer-Relative Financial Performance

The following graph illustrates the relationship between compensation actually paid to our named executive officers and the Company's peer-relative financial performance:

Financial Performance Measures

Our current compensation program has linked compensation of our named executive officers paid by the Company to the following financial performance measures:

Measure
Peer-Relative Financial Performance
Agency RMBS Rate Relative Performance
Peer-Relative Book Value Performance

For more information on these measures and how they are used to determine compensation paid by the Company to our named executive officers, see "Compensation Discussion and Analysis."

CEO Pay Ratio

The Company does not have any employees and did not provide any compensation to the CEO in 2025. As a result, the pay ratio disclosure of the median of the annual total compensation of all Company employees excluding the CEO and the annual total compensation of the CEO is not applicable.

Securities Authorized for Issuance Under Equity Compensation Plans

Our Board of Directors adopted, and our stockholders approved, the 2021 Plan to replace the 2012 Plan in 2021. The 2021 Plan provides for the award of stock options, stock appreciation rights, stock awards, Performance Units, other equity-based awards (and dividend equivalents with respect to awards of Performance Units and other equity-based awards) and incentive awards. The 2021 Plan is administered by the Compensation Committee of our Board of Directors except that our Board of Directors will administer awards made to directors who are not employees of us or our affiliates. The 2021 Plan provides for awards of up to an aggregate of 10% of the issued and outstanding shares of our common stock (on a fully diluted basis) at the time of the awards, subject to a maximum aggregate of 1,473,324 shares of our common stock.

In October 2012, our Board of Directors adopted and Bimini, then our sole stockholder, approved the 2012 Plan. The 2012 Plan provided for the award of stock options, stock appreciation rights, stock awards, Performance Units, other equity-based awards (and dividend equivalents with respect to awards of Performance Units and other equity-based awards) and incentive awards. The 2012 Plan provided for awards of up to an aggregate of 10% of the issued and outstanding shares of our common stock (on a fully diluted basis) at the time of the awards, subject to a maximum aggregate of 800,000 shares of our common stock. No further grants will be made under the 2012 Plan, but outstanding awards made under the 2012 Plan will continue under the terms of the 2012 Plan and any award agreements executed in connection with such outstanding awards. The Compensation Committee of our Board of Directors continues to administer outstanding awards under the 2012 Plan, except that our Board of Directors administers awards made to directors who are not employees of us or our affiliates.

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2025.

Equity Compensation Plan Information
Number of
securities remaining
available for future
	Number of		issuance under equity
	securities to be issued	Weighted-average	compensation plans
	upon exercise of	exercise price of	(excluding securities
	outstanding options,	outstanding options,	reflected in
	warrants and rights	warrants and rights	column (a))
Name	(a)	(b)	(c)
Equity compensation plans approved by security holders	284,431	-	961,198
Equity compensation plans not approved by security holders	-	-	-
Total	284,431	-	961,198

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of April 9, 2026 relating to the beneficial ownership of our common stock by (i) all persons that we know beneficially own more than 5% of our outstanding common stock, (ii) each of our named executive officers and directors, and (iii) all of our executive officers and directors as a group. In accordance with SEC rules, beneficial ownership includes:

●	all shares the investor actually owns beneficially or of record;

●	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

●	all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days after April 9, 2026).

Knowledge of the beneficial ownership of our common stock is drawn solely from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act. Except as otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder.

Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Except as indicated in the table below, the business address of the stockholders listed below is the address of our principal executive office, 3305 Flamingo Drive, Vero Beach, Florida 32963.

	Amount and
	Nature of	Percent
	Beneficial	of
Name of Beneficial Owner	Ownership	Class
Beneficial owners of more than 5%:
BlackRock, Inc.(1)	11,258,423	5.64%
50 Hudson Yards
New York, NY 10001

Directors and Named Executive Officers:
Robert E. Cauley	223,290	*
George H. Haas, IV(2)	135,684	*
W Coleman Bitting(3)	54,581	*
Frank P. Filipps(3)	55,748	*
Paula Morabito(4)	53,361	*
Ava L. Parker(5)	115,159	*
All Directors and Executive Officers as a Group	637,823	*
* Represents less than 1% of the outstanding common stock.

(1) Information based on a Schedule 13G/A filed with the SEC on October 17, 2025 by BlackRock, Inc. (“BlackRock”). These securities are owned by BlackRock directly or through its subsidiaries and affiliates. BlackRock has sole voting power with respect to 10,982,940 shares of common stock and sole dispositive power with respect to 11,258,423 shares of common stock.

(2) Includes 128,786 shares of common stock owned jointly by Mr. Haas and his wife.

(3) Includes 50,289 deferred stock units, each representing the right to receive one share of common stock, acquired as quarterly grants under the 2012 Plan or 2021 Plan.

(4) Includes 52,100 deferred stock units, each representing the right to receive one share of common stock, acquired as quarterly grants under the 2012 Plan or 2021 Plan, or in lieu of the monthly dividend on the Company’s common stock.

(5) Includes 113,538 deferred stock units, each representing the right to receive one share of common stock, acquired as quarterly grants under the 2012 Plan or 2021 Plan, or in lieu of the monthly dividend on the Company’s common stock.

DELINQUENT SECTION 16(a) REPORTS

Our directors and executive officers are required to file reports of initial ownership and changes in ownership of our securities with the SEC. To our knowledge, based solely on a review of copies of such reports filed with the SEC and written representations that no other reports were required, we believe that all such filing requirements were timely met.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our officers, directors and employees, if any. We have also adopted a Code of Ethics for Senior Financial Officers that is applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics and our Code of Ethics for Senior Financial Officers may be accessed from the Corporate Governance section of our website at https://ir.orchidislandcapital.com, and will be made available in print to any stockholder upon written request delivered to our corporate secretary at Orchid Island Capital, Inc., 3305 Flamingo Drive, Vero Beach, Florida 32963. We intend to comply with the requirements of Item 5.05 of Form 8-K regarding amendments to and waivers under the Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers by providing such information on our website within four business days after effecting any amendment to, or granting any waiver under, those codes, and we will maintain such information on our website for at least twelve months. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement

We are externally managed and advised by our Manager pursuant to the terms of a management agreement. Our Manager is responsible for administering our business activities and day-to-day operations, subject to the supervision and oversight of our Board of Directors. We pay our Manager a monthly management fee, payable in arrears, and began reimbursing our Manager for certain expenses commencing with the calendar quarter beginning July 1, 2014.

Under the current management agreement, we paid our Manager aggregate management fees of approximately $12.7 million for the year ended December 31, 2025 and approximately $9.4 million for the year ended December 31, 2024. In addition, during the year ended December 31, 2025, we paid our Manager approximately $3.9 million, which was comprised of reimbursement for an allocation of overhead expenses, including approximately $0.7 million for the portion of Mr. Haas’ salary due to his service to us as our Chief Financial Officer, and payment for repurchase agreement trading, clearing and administrative services. The term of the management agreement was automatically renewed in accordance with the terms of the agreement on February 20, 2026, and will automatically be renewed for one-year terms thereafter unless we terminate the agreement for cause. Upon the expiration of any automatic renewal term, our Manager may elect not to renew the management agreement without cause, and without penalty, on 180-days’ prior written notice to us. Should we terminate the management agreement without cause, we will pay to the Manager a termination fee equal to three times the average annual management fee, as defined in the management agreement, before or on the last day of the term of the management agreement.

Mr. Cauley, our Chief Executive Officer and Chairman of our Board of Directors, also serves as Chief Executive Officer and Chairman of the Board of Directors of Bimini and owns 15.6% of the outstanding shares of common stock of Bimini. Mr. Haas, our Chief Financial Officer, Chief Investment Officer, Secretary and a member of our Board of Directors, also serves as the Chief Financial Officer, Chief Investment Officer, Treasurer and a member of the board of directors of Bimini and owns 13.9% of the outstanding shares of common stock of Bimini. In addition, as of December 31, 2025, Bimini owned 569,071 shares, or 0.3%, of the outstanding shares of our common stock. Our Manager is a wholly-owned subsidiary of Bimini.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require, among other things, that we indemnify our directors and certain officers to the fullest extent permitted by law and advance to our directors and certain officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

Related Person Transaction Policies

Our Board of Directors adopted a policy providing that any investment transaction between Bimini, our Manager or any of their affiliates and us requires the prior approval of a majority of our independent directors.

Our Board of Directors also adopted a written policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we are to be a participant, the amount involved exceeds $120,000 and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to the Audit Committee any related person transaction and all material facts about the transaction. The Audit Committee would then assess and promptly communicate that information to our Board of Directors. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the Audit Committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

In fulfilling its responsibility, the Audit Committee will review the relevant facts of each related person transaction or series of related transactions and either approve, ratify or disapprove such transaction or transactions. The Audit Committee will take into account such factors as it deems necessary or appropriate in deciding whether to approve, ratify or disapprove any related person transaction, including any one or more of the following:

●	the terms of the transaction;

●	the benefits to us of the transaction;

●	the availability of other sources for comparable products or services;

●	the terms available to unrelated third parties or to employees generally; and

●

the impact on a director’s independence in the event that such director is a party to the transaction or such director, an immediate family member of such director or an entity in which such director is an executive officer or has a direct or indirect material interest is a party to the transaction.

No director may participate in any consideration or approval of a related person transaction with respect to which such director or any of such director’s immediate family members is the related person or has a direct or indirect material interest. Related person transactions will only be approved if they are determined to be in, or not inconsistent with, the best interests of the Company.

On an annual basis, we will solicit information from each of our directors and executive officers to identify related person transactions. If a related person transaction that has not been previously approved or previously ratified is identified, the Audit Committee will promptly consider all of the relevant facts. If the transaction is ongoing, the Audit Committee may ratify or request the rescission, amendment or termination of the related person transaction. If the transaction has been completed, the Audit Committee may seek to rescind the transaction where appropriate and may recommend that our Board of Directors or we take appropriate disciplinary action where warranted. In addition, the Audit Committee will generally review any ongoing related person transactions on an annual basis to determine whether to continue, modify or terminate such related person transactions.

In addition, our Code of Business Conduct and Ethics, which is reviewed and approved by our Board of Directors and provided to all our directors, officers and the persons who provide services to us pursuant to the management agreement, requires that all such persons avoid any situations or relationships that involve actual or potential conflicts of interest, or perceived conflicts of interest, between an individual’s personal interests and our interests. Pursuant to our Code of Business Conduct and Ethics, each of these persons must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to their supervisor or our secretary. If a conflict is determined to exist, the person must disengage from the conflict situation or terminate his provision of services to us. Our Chief Executive Officer, Chief Financial Officer, principal accounting officer and certain other persons who may be designated by our Board of Directors, whom we collectively refer to as our financial executives, must consult with our Audit Committee with respect to any proposed actions or arrangements that are not clearly consistent with our Code of Business Conduct and Ethics. In the event that a financial executive wishes to engage in a proposed action or arrangement that is not consistent with our Code of Business Conduct and Ethics, the executive must obtain a waiver of the relevant provisions of our Code of Business Conduct and Ethics in advance from our Audit Committee.

STOCKHOLDER COMMUNICATIONS

Stockholders and other interested parties may communicate with any director, including the Chairman of the Board and the chair of any committee of the Board or with the non-management directors as a group, by sending a letter to the attention of the appropriate person or persons (which may be marked as confidential) addressed in care of our corporate secretary at Orchid Island Capital, Inc., 3305 Flamingo Drive, Vero Beach, Florida 32963. All communications received by our corporate secretary will be forwarded to the intended recipient(s). Any such communications may be made anonymously.

Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Chair of the Audit Committee and handled in accordance with procedures approved by the Board of Directors with respect to such matters. A copy of such procedures for the submission and handling of complaints or concerns regarding accounting, internal accounting controls or auditing matters is included in our Code of Business Conduct and Ethics, which is published in the Corporate Governance section of our website at https://ir.orchidislandcapital.com.

PROPOSALS OF STOCKHOLDERS

Any stockholder intending to present a proposal at our 2027 annual meeting of stockholders and have the proposal included in the proxy statement for such meeting must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than December 28, 2026. To be included in the proxy statement for the 2027 annual meeting, the proposal must comply with the requirements as to form and substance established by the SEC and our bylaws, and must be a proper subject for stockholder action under Maryland law.

Pursuant to our current bylaws, any stockholder intending to nominate a director or present a proposal at an annual meeting of our stockholders without seeking to have such a nomination or proposal included in the proxy statement for such annual meeting, must notify us in writing not less than 120 days nor more than 150 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Accordingly, any stockholder who intends to submit such a nomination or proposal at our 2027 annual meeting of stockholders must notify us in writing of such proposal by December 28, 2026, but in no event earlier than November 28, 2026.

Any such nomination or proposal should be sent to Orchid Island Capital, Inc., 3305 Flamingo Drive, Vero Beach, Florida, 32963, Attn: Secretary, and, to the extent applicable, must include the information required by our bylaws and otherwise comply with the requirements established by our bylaws.

“HOUSEHOLDING” OF PROXY STATEMENT AND ANNUAL REPORT

The SEC rules allow for the delivery of a single copy of proxy materials and notices to any household at which two or more stockholders reside, if it is believed the stockholders are members of the same family. This delivery method, known as “householding,” will save us printing and mailing costs. Duplicate account mailings will be eliminated by allowing stockholders to consent to such elimination, or through implied consent, if a stockholder does not request continuation of duplicate mailings. Brokers, dealers, banks or other nominees or fiduciaries that hold shares of our common stock in “street” name for beneficial owners of our common stock and that distribute proxy materials and notices they receive to beneficial owners may be householding. Depending upon the practices of your broker, bank or other nominee or fiduciary, you may need to contact them directly to discontinue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee or fiduciary.

If you hold shares of our common stock in your own name as a holder of record, householding will not apply to your shares. Also, if you own shares of our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of our proxy statements and annual reports to stockholders. To assist us in saving money and to provide you with better stockholder services, we encourage registered holders of our stock to have all of your accounts registered in the same name and address. You may do this, or request separate copies in the future, by contacting our transfer agent, Continental Stock Transfer & Trust Company, by telephone at (212) 509-4000 or in writing at 1 State Street, 30th Floor, New York, New York 10004-1561.

If you wish to request extra copies free of charge of any annual report to stockholders or proxy statement, please send your request to Orchid Island Capital, Inc., 3305 Flamingo Drive, Vero Beach, Florida 32963, Attn: Secretary, or contact our Secretary via telephone at (772) 231-1400.

You can also refer to our website at https://ir.orchidislandcapital.com. Information at, or connected to, our website is not and should not be considered part of this proxy statement.

2025 ANNUAL REPORT

Our 2025 Annual Report is being mailed to stockholders concurrently with this proxy statement. The 2025 Annual Report, however, is not part of the proxy solicitation material. A copy of our 2025 Annual Report as filed with the SEC, which includes our consolidated financial statements for the year ended December 31, 2025, is available on our website at https://ir.orchidislandcapital.com.

You may obtain additional copies of our 2025 Annual Report free of charge by directing your request in writing to our corporate secretary at Orchid Island Capital, Inc., 3305 Flamingo Drive, Vero Beach, Florida 32963.

OTHER MATTERS

So far as is known, no matters other than those described herein are expected to come before the Annual Meeting. It is intended, however, that the proxies solicited hereby will be voted on any other matters which may properly come before the meeting, or any adjournment or postponement thereof, in the discretion of the person or persons voting such proxies unless the stockholder has indicated on the proxy card that the shares represented thereby are not to be voted on such other matters.

ADJOURNMENTS

Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of a majority of the shares present in person or by proxy at the Annual Meeting (whether or not a quorum exists) without further notice other than by an announcement made at the Annual Meeting. If the Annual Meeting is adjourned or postponed for any reason, all proxies will be voted at the reconvened Annual Meeting in the same manner as such proxies would have been voted at the original convening of the Annual Meeting (except for proxies that have, at that time, effectively been revoked or withdrawn). The Company does not currently intend to seek an adjournment of the Annual Meeting.

Vero Beach, Florida
April 27, 2026

ORCHID ISLAND CAPITAL, INC.
3305 FLAMINGO DR
VERO BEACH, FL 32963

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 8, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 8, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V91413-P49054 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ORCHID ISLAND CAPITAL, INC.

The Board of Directors recommends you vote FOR the following:

1. To elect as director the following nominees to serve until the 2027 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified:

Nominees:	For	Against	Abstain
1a. Robert E. Cauley	☐	☐	☐
1b. George H. Haas, IV	☐	☐	☐
1c. W. Coleman Bitting	☐	☐	☐
1d. Frank P. Filipps	☐	☐	☐
1e. Paula Morabito	☐	☐	☐
1f. Ava L. Parker	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. To ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2026.	☐	☐	☐
3. To approve, by a non-binding vote, our executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 Year	2 Years	3 Years	Abstain
4. To approve, by a non-binding vote, the frequency of future stockholder advisory votes about our executive compensation.	☐	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐
Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Admission Ticket

ORCHID ISLAND CAPITAL, INC.
2026 Annual Meeting of Stockholders
Tuesday, June 9, 2026
8:30 AM, EDT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V91414-P49054

ORCHID ISLAND CAPITAL, INC.
Annual Meeting of Stockholders
Tuesday, June 9, 2026

The stockholder(s) hereby appoint(s) Robert E. Cauley and George H. Haas, IV, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ORCHID ISLAND CAPITAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, EDT on June 9, 2026, at 3305 Flamingo Drive, Vero Beach, FL 32963, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Continued and to be signed on reverse side